Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Alterra Capital Holdings Limited:

We have audited the accompanying consolidated balance sheets of Alterra Capital Holdings Limited and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2012. In connection with our audits of the consolidated financial statements, we also have audited financial statement schedules I to IV. These consolidated financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alterra Capital Holdings Limited and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Alterra Capital Holdings Limited’s internal control over financial reporting as of December 31, 2012, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 28, 2013 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ KPMG Audit Limited

Hamilton, Bermuda

February 28, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Alterra Capital Holdings Limited:

We have audited Alterra Capital Holdings Limited’s internal control over financial reporting as of December 31, 2012, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Alterra Capital Holdings Limited’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Form 10-K under Item 9A, “Controls and Procedures”. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Alterra Capital Holdings Limited maintained, in all material respects, effective internal control over financial reporting as of December 31, 2012, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Alterra Capital Holdings Limited and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and our report dated February 28, 2013 expressed an unqualified opinion on those consolidated financial statements.

/s/ KPMG Audit Limited

Hamilton, Bermuda

February 28, 2013

ALTERRA CAPITAL HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2012 and 2011

(Expressed in thousands of U.S. Dollars, except share amounts)

	December 31, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$440,298	$469,477
Fixed maturities, trading, at fair value (amortized cost: 2012—$421,827; 2011—$226,716)	429,246	229,206
Fixed maturities, available for sale, at fair value (amortized cost: 2012—$5,349,407; 2011—$5,290,124)	5,647,303	5,501,925
Fixed maturities, held to maturity, at amortized cost (fair value: 2012—$1,070,308; 2011—$1,011,493)	852,266	874,259
Equity method investments	92,050	13,670
Other investments, at fair value	316,955	272,845
Restricted cash and cash equivalents	254,458	453,367
Accrued interest income	65,361	71,322
Premiums receivable	748,705	715,154
Losses and benefits recoverable from reinsurers	1,289,577	1,068,119
Deferred acquisition costs	146,328	145,850
Prepaid reinsurance premiums	247,740	212,238
Trades pending settlement	27,768	22,887
Goodwill and intangible assets	54,751	56,111
Other assets	64,272	79,417

Total assets	$10,677,078	$10,185,847

LIABILITIES
Property and casualty losses	$4,690,344	$4,216,538
Life and annuity benefits	1,159,545	1,190,697
Deposit liabilities	132,910	151,035
Funds withheld from reinsurers	92,733	112,469
Unearned property and casualty premiums	1,031,633	1,020,639
Reinsurance balances payable	176,027	134,354
Accounts payable and accrued expenses	107,742	110,380
Trades pending settlement	5,890	—
Senior notes	440,532	440,500

Total liabilities	7,837,356	7,376,612

SHAREHOLDERS’ EQUITY
Common shares (par value $1.00 per share); 96,059,645 (2011—102,101,950) shares issued and outstanding	96,060	102,102
Additional paid-in capital	1,721,241	1,847,034
Accumulated other comprehensive income	244,172	166,957
Retained earnings	778,249	693,142

Total shareholders’ equity	2,839,722	2,809,235

Total liabilities and shareholders’ equity	$10,677,078	$10,185,847

See accompanying notes to consolidated financial statements.

ALTERRA CAPITAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

Years Ended December 31, 2012, 2011 and 2010

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

	2012	2011	2010

REVENUES
Gross premiums written	$1,971,458	$1,904,066	$1,410,731
Reinsurance premiums ceded	(651,699)	(472,077)	(371,163)

Net premiums written	$1,319,759	$1,431,989	$1,039,568

Earned premiums	$1,962,685	$1,845,837	$1,578,647
Earned premiums ceded	(597,462)	(420,863)	(406,161)

Net premiums earned	1,365,223	1,424,974	1,172,486
Net investment income	218,964	234,846	222,458
Net realized and unrealized gains (losses) on investments	70,886	(38,339)	16,872
Total other-than-temporary impairment losses	(9,552)	(2,706)	(5,873)
Portion of loss recognized in other comprehensive income, before taxes	2,644	(239)	3,228

Net impairment losses recognized in earnings	(6,908)	(2,945)	(2,645)
Other income	10,301	5,396	4,808

Total revenues	1,658,466	1,623,932	1,413,979

LOSSES AND EXPENSES
Net losses and loss expenses	926,445	945,593	654,841
Claims and policy benefits	55,582	59,382	65,213
Acquisition costs	250,413	261,102	187,464
Interest expense	35,644	43,688	28,275
Net foreign exchange (gains) losses	(160)	1,312	(115)
Merger and acquisition expenses	3,289	—	(48,776)
General and administrative expenses	231,562	257,074	220,586

Total losses and expenses	1,502,775	1,568,151	1,107,488

INCOME BEFORE TAXES	155,691	55,781	306,491
Income tax expense (benefit)	11,885	(9,501)	4,156

NET INCOME	143,806	65,282	302,335

Other comprehensive income
Holding gains on available for sale securities arising in period, net of tax	114,263	97,044	99,603
Net realized gains on available for sale securities included in net income, net of tax	(25,966)	(11,179)	(14,969)
Portion of other-than-temporary impairment losses recognized in other comprehensive income, net of tax	(2,643)	239	(3,228)
Impact of net unrealized gains on life & annuity deferred policy acquisition costs	(2,842)	—	—
Foreign currency translation adjustment	(5,597)	(18,093)	(7,891)

Other comprehensive income	77,215	68,011	73,515

COMPREHENSIVE INCOME	$221,021	$133,293	$375,850

Net income per share	$1.47	$0.62	$3.19

Net income per diluted share	$1.43	$0.61	$3.17

See accompanying notes to consolidated financial statements.

ALTERRA CAPITAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

Years Ended December, 31, 2012, 2011 and 2010

(Expressed in thousands of U.S. Dollars)

	2012	2011	2010
Common shares
Balance, beginning of year	$102,102	$110,963	$55,867
Issuance of common shares, net	842	1,529	65,384
Repurchase of shares	(6,884)	(10,390)	(10,288)

Balance, end of year	96,060	102,102	110,963

Additional paid-in capital
Balance, beginning of year	1,847,034	2,026,045	752,309
Issuance of common shares, net	3,577	2,480	1,419,442
Stock based compensation expense	22,434	33,208	51,769
Repurchase of shares	(151,804)	(214,699)	(197,475)

Balance, end of year	1,721,241	1,847,034	2,026,045

Accumulated other comprehensive income
Unrealized holdings gains:
Balance, beginning of year	204,301	118,197	36,791
Holding gains on available for sale fixed maturities arising in period, net of tax	114,263	97,044	99,603
Net realized gains on available for sale securities included in net income, net of tax	(25,966)	(11,179)	(14,969)
Portion of other-than-temporary impairment losses recognized in other comprehensive income, net of tax	(2,643)	239	(3,228)
Impact of net unrealized investment gains on deferred acquisition costs	(2,842)	—	—

Balance, end of year	287,113	204,301	118,197
Cumulative foreign currency translation adjustment:
Balance, beginning of year	(37,344)	(19,251)	(11,360)
Foreign currency translation adjustment	(5,597)	(18,093)	(7,891)

Balance, end of year	(42,941)	(37,344)	(19,251)

Total accumulated other comprehensive income, end of year	244,172	166,957	98,946

Retained earnings
Balance, beginning of year	693,142	682,316	731,026
Net income	143,806	65,282	302,335
Dividends	(58,699)	(54,456)	(351,045)

Balance, end of year	778,249	693,142	682,316

Total shareholders’ equity	$2,839,722	$2,809,235	$2,918,270

See accompanying notes to consolidated financial statements.

ALTERRA CAPITAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASHFLOWS

Years Ended December, 31, 2012, 2011 and 2010

(Expressed in thousands of U.S. Dollars)

	2012	2011	2010
OPERATING ACTIVITIES
Net income	$143,806	$65,282	$302,335
Adjustments to reconcile net income to net cash provided by operating activities:
Stock based compensation	22,434	33,208	51,769
Amortization of premium on fixed maturities	33,403	23,562	19,033
Accretion of deposit liabilities	1,816	9,298	6,289
Net realized and unrealized (gains) losses on investments	(70,886)	38,339	(16,872)
Net impairment losses recognized in earnings	6,908	2,945	2,645
Negative goodwill gain	—	—	(95,788)
Changes in:
Accrued interest income	5,996	4,079	(2,618)
Premiums receivable	(29,650)	(128,754)	342,630
Losses and benefits recoverable from reinsurers	(219,516)	(114,759)	9,751
Deferred acquisition costs	3,348	(34,591)	(43,716)
Prepaid reinsurance premiums	(34,768)	(63,564)	34,695
Other assets	17,280	(1,476)	(5,495)
Property and casualty losses	459,066	308,587	(105,958)
Life and annuity benefits	(51,231)	(59,010)	(32,906)
Funds withheld from reinsurers	(19,736)	(8,680)	(18,962)
Unearned property and casualty premiums	6,397	118,401	(98,267)
Reinsurance balances payable	41,539	31,931	(47,209)
Accounts payable and accrued expenses	(3,093)	10,769	6,941

Cash provided by operating activities	313,113	235,567	308,297

INVESTING ACTIVITIES
Purchases of available for sale securities	(2,236,243)	(2,317,677)	(2,419,091)
Sales of available for sale securities	923,875	1,311,423	1,243,263
Redemptions/maturities of available for sale securities	1,250,105	965,974	953,552
Purchases of trading securities	(532,454)	(76,355)	(103,067)
Sales of trading securities	305,184	24,563	27,207
Redemptions/maturities of trading securities	37,283	68,848	54,010
Purchases of held to maturity securities	—	(2,580)	(27,953)
Redemptions/maturities of held to maturity securities	32,040	45,713	32,354
Net (purchases) sales of other investments	(28,175)	60,783	110,849
Net purchases of equity method investments	(66,145)	(6,766)	—
Dividends from equity method investments	8,694	—	—
Acquisition of subsidiary, net of cash acquired	—	—	446,819
Change in restricted cash and cash equivalents	198,909	(103,458)	(125,527)

Cash (used in) provided by investing activities	(106,927)	(29,532)	192,416

FINANCING ACTIVITIES
Net proceeds from issuance of common shares	4,419	4,009	1,478
Repurchase of common shares	(158,688)	(225,089)	(207,764)
Net proceeds from issuance of senior notes	—	—	349,997
Net repayment of bank loans	—	—	(200,000)
Dividends paid	(58,322)	(54,456)	(349,495)
Additions to deposit liabilities	8,940	1,061	3,093
Payments of deposit liabilities	(28,881)	(6,733)	(14,336)

Cash used in financing activities	(232,532)	(281,208)	(417,027)

Effect of exchange rate changes on foreign currency cash and cash equivalents	(2,833)	(11,047)	(5,885)
Net (decrease) increase in cash and cash equivalents	(29,179)	(86,220)	77,801
Cash and cash equivalents, beginning of year	469,477	555,697	477,896

CASH AND CASH EQUIVALENTS, END OF YEAR	$440,298	$469,477	$555,697

Supplemental Disclosure of CashFlow Information

Interest paid	28,400	28,582	8,657
Income taxes paid	7,954	2,049	3,889

See accompanying notes to consolidated financial statements.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

1. GENERAL

Alterra Capital Holdings Limited, or Alterra, and, collectively with its subsidiaries, the Company, is a Bermuda headquartered global enterprise dedicated to providing diversified specialty insurance and reinsurance products to corporations, public entities and property and casualty insurers. Alterra was incorporated on July 8, 1999 under the laws of Bermuda.

On March 3, 2010, Alterra entered into an Agreement and Plan of Amalgamation, or the Amalgamation Agreement, with Alterra Holdings Limited, or Alterra Holdings, a direct wholly-owned subsidiary of Alterra, and Harbor Point Limited, or Harbor Point, a privately held company, pursuant to which Alterra Holdings amalgamated with Harbor Point, or the Amalgamation. The Amalgamation was consummated on May 12, 2010. The results of operations of Harbor Point are included in the consolidated results of operations for the period from May 12, 2010.

On December 18, 2012 Alterra entered into an Agreement and Plan of Merger, or the Merger Agreement, with Markel Corporation, or Markel, and Commonwealth Merger Subsidiary Limited, a direct wholly-owned subsidiary of Markel, or Merger Sub, pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Alterra, or the Merger, with Alterra as the surviving company becoming a wholly-owned subsidiary of Markel. Pursuant to the Merger Agreement, upon the closing of the Merger, each issued and outstanding Alterra common share (other than any Alterra common shares with respect to which appraisal rights have been duly exercised under Bermuda law), will automatically be converted into the right to receive (a) 0.04315 validly issued, fully paid and nonassessable shares of Markel voting common stock, without par value, together with any cash paid in lieu of fractional shares, and (b) $10.00 in cash, without interest. The Merger Agreement is governed by Bermuda law and subject to the jurisdiction of Bermuda courts. The Merger will be a taxable event for Alterra shareholders. The Merger is expected to close in the first half of 2013, subject to regulatory approvals and customary closing conditions, including shareholder approval. Shareholder approval was received on February 26, 2013.

Unless otherwise indicated or unless the context otherwise requires, all references in these consolidated financial statements to entity names are as set forth in the following table:

Reference	Entity’s legal name
Alterra	Alterra Capital Holdings Limited
Alterra Agency	Alterra Agency Limited
Alterra America	Alterra America Insurance Company
Alterra at Lloyd’s	Alterra at Lloyd’s Limited
Alterra Bermuda	Alterra Bermuda Limited
Alterra Brazil	Alterra Resseguradora do Brasil S.A.
Alterra Capital UK	Alterra Capital UK Limited
Alterra E&S	Alterra Excess & Surplus Insurance Company
Alterra Europe	Alterra Europe plc
Alterra Finance	Alterra Finance LLC
Alterra Holdings	Alterra Holdings Limited
Alterra Insurance USA	Alterra Insurance USA Inc.
Alterra Re USA	Alterra Reinsurance USA Inc.
Alterra USA	Alterra USA Holdings Limited
New Point IV	New Point IV Limited
New Point Re IV	New Point Re IV Limited
New Point V	New Point V Limited
New Point Re V	New Point Re V Limited

The Company’s Bermuda insurance and reinsurance operations are conducted through Alterra Bermuda, which is registered as both a Class 4 commercial and Class C long-term insurer under the insurance laws of Bermuda.

The Company’s U.S. reinsurance operations are conducted through Alterra Re USA, a Connecticut-domiciled reinsurance company. The Company’s U.S. insurance operations are conducted through Alterra E&S, a Delaware-domiciled excess and surplus insurance company, and Alterra America, a Delaware-domiciled insurance company. Through Alterra E&S and Alterra America, the Company writes both admitted and non-admitted business throughout the United States and Puerto Rico.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

The Company’s non-Lloyd’s European insurance and reinsurance operations are based primarily in Dublin, Ireland and are conducted through Alterra Europe and its branches in London, England and Zurich, Switzerland.

The Company’s Lloyd’s operations are conducted by Alterra at Lloyd’s through Lloyd’s Syndicates 1400, 2525 and 2526, or collectively the Syndicates, which underwrite a diverse portfolio of specialty risks in Europe, the United States and Latin America. Alterra at Lloyd’s operations are based primarily in London, England, with locations in Dublin, Ireland and Zurich, Switzerland. As of December 31, 2012, the Company’s proportionate share of Syndicates 1400, 2525 and 2526 are 100%, approximately 2% and approximately 20%, respectively.

The Company’s Latin America operations are conducted through Alterra at Lloyd’s in Rio de Janeiro, Brazil, using Lloyd’s admitted status, through Alterra Europe using a representative office in Bogotá, Colombia and a service company in Buenos Aires, Argentina and through Alterra Brazil, a local reinsurance company in Rio de Janeiro.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation

The consolidated financial statements include the financial statements of Alterra and all of its subsidiaries. All significant inter-company balances and transactions have been eliminated. The consolidated financial statements include the results of operations and cash flows of Harbor Point since the date of acquisition of May 12, 2010 and not any prior periods (including for comparative purposes), except with respect to the supplemental unaudited pro forma information included within Note 5. The Company’s proportionate share of the transactions, assets and liabilities of Syndicates 1400, 2525 and 2526 have been included in the consolidated financial statements.

The accompanying consolidated financial statements are prepared in conformity with United States generally accepted accounting principles, or GAAP, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Illiquid credit markets, volatile investment and foreign currency markets have combined to increase the uncertainty inherent in such estimates and assumptions. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods.

Certain reclassifications have been made to the prior year reported amounts to conform to the current year presentation. These reclassifications had no impact on net income previously reported.

(b) Premium revenue recognition

Property and casualty

Premiums written are earned on a pro-rata basis over the period the coverage is provided. Reinsurance premiums are recorded at the inception of the policy and are estimated based upon information in underlying contracts and information provided by clients and/or brokers. Changes in reinsurance premium estimates are expected and may result in significant adjustments in any period. These estimates change over time as additional information regarding changes in underlying exposures is obtained. Any subsequent differences arising on such estimates are recorded as premiums written in the period they are determined.

Insurance premiums are recorded at the inception of the policy and are earned on a pro-rata basis over the period of coverage. Unearned premiums represent the portion of premiums written that relate to the unexpired terms of policies in force. Premiums ceded are similarly pro-rated over the period the coverage is provided with the unearned portion being deferred as prepaid reinsurance premiums.

Certain contracts that the Company writes are retrospectively rated and additional premium is due should losses exceed pre-determined, contractual thresholds. These required additional premiums are based upon contractual terms and management judgment is involved with respect to the estimate of the amount of losses that the Company expects to be ceded. Additional premiums are recognized at the time loss thresholds specified in the contract are exceeded and are earned over the coverage period, or are earned immediately if the period of risk coverage has passed. Changes in estimates of losses recorded on contracts with additional premium features will result in changes in additional premiums based on contractual terms.

Certain contracts that the Company writes provide for reinstatement of coverage. Reinstatement premiums are the premiums for the restoration of the insurance or reinsurance limit of a contract to its full amount after a loss occurrence by the

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

insured or reinsured. The Company accrues for reinstatement premiums resulting from losses recorded. Such accruals are based upon contractual terms and management judgment is involved with respect to the amount of losses recorded. Changes in estimates of losses recorded on contracts with reinstatement premium features will result in changes in reinstatement premiums based on contractual terms. Reinstatement premiums are recognized at the time losses are recorded and are earned on a pro-rata basis over the coverage period.

Life and annuity

The Company’s life and annuity reinsurance products focus on existing blocks of business and typically take the form of co-insurance structures, where the risk is generally reinsured on the same basis as that of the original policy. In a co-insurance transaction, the Company receives a percentage of the gross premium charged to the policyholder by the client, less an expense allowance granted to the client as the primary insurer. The Company writes life and annuity reinsurance agreements with respect to individual and group disability, whole life, universal life, corporate owned life, term life, fixed annuities, annuities in payment and structured settlements.

Reinsurance premiums from traditional life and annuity policies with life contingencies are generally recognized as revenue when due from policyholders. Traditional life policies include those contracts with fixed and guaranteed premiums and benefits. Benefits and expenses are matched with such income to result in the recognition of profit over the life of the contracts.

Premiums from annuity contracts without life contingencies are reported as annuity deposits. Policy benefits and claims that are charged to expenses include benefit claims incurred in the period in excess of related policyholders’ account balances. The Company does not write any variable annuity reinsurance business.

Premiums receivable

Premiums receivable represent amounts currently due and amounts not yet due on insurance and reinsurance policies. Premiums for insurance policies are generally due at inception. Premiums for reinsurance policies generally become due over the period of coverage based on the policy terms. The Company monitors the credit risk associated with premiums receivable, taking into consideration credit risk is reduced by the Company’s contractual right to offset loss obligations or unearned premiums against premiums receivable. Amounts deemed uncollectible are charged to net income in the period they are determined. Changes in the estimate of premiums written will result in an adjustment to premiums receivable in the period they are determined. Certain contracts are retrospectively rated and provide for a final adjustment to the premium based on the final settlement of all losses. Premiums receivable on such contracts are adjusted based on the estimate of losses the Company expects to incur, and are not considered due until all losses are settled. Premiums receivable are presented net of applicable acquisition costs when the policy terms provide for the right of offset.

Deposits

Short duration reinsurance contracts entered into by the Company that are not deemed to transfer significant underwriting and timing risk are accounted for as deposits, whereby liabilities are initially recorded at the same amount as assets received. An initial accretion rate is established based on actuarial estimates whereby the deposit liability is increased to the estimated amount payable over the term of the contract. This accretion charge is presented in the period as either interest expense where the contract does not transfer underwriting risk, or losses, benefits and experience refunds where the contract does not transfer significant timing risk. Long duration contracts written by the Company that do not transfer significant mortality or morbidity risks are also accounted for as deposits. The Company periodically reassesses the amount of deposit liabilities and any changes to the estimated ultimate liability is recognized as an adjustment to earnings to reflect the cumulative effect since the inception of the contract and by an adjustment to the future accretion rate of the liability over the remaining estimated contract term.

(c) Investments

Investments in securities with fixed maturities are classified as either trading, available for sale or held to maturity. Trading securities are carried at fair value with any unrealized gains and losses included in net income and reported as net realized and unrealized gains and losses on investments. Available for sale securities are carried at fair value with any unrealized gains and losses included in accumulated other comprehensive income as a separate component of shareholders’ equity. The effect on deferred acquisition costs related to life and annuity contracts that would result from the realization of unrealized gains and losses are also included in accumulated other comprehensive income. Held to maturity securities, which are securities that the Company intends to hold to maturity, are carried at amortized cost. The cost of fixed maturities is adjusted for amortization of premiums and accretion of discounts. Realized gains and losses on available for sale investments are recognized in net income, and reported as net realized and unrealized gains and losses on investments, using the specific identification method.

Other-than-temporary impairments, or OTTI, in the value of fixed maturity investments related to a credit loss is recognized in earnings, and the amount of the OTTI related to other factors (e.g. interest rates, market conditions, etc.) is

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

recorded as a component of other comprehensive income. If no credit loss exists but either: (i) the Company has the intent to sell the fixed maturity security or (ii) it is more likely than not that the Company will be required to sell the fixed maturity security before its anticipated recovery, the entire unrealized loss is recognized in earnings. In periods after the recognition of an OTTI on fixed maturity securities, the securities are accounted for as if they had been purchased on the measurement date of the OTTI at an amortized cost basis equal to the previous amortized cost basis less the OTTI recognized in earnings.

The Company reviews all fixed maturity securities in an unrealized loss position at the end of each quarter to identify any securities for which there is an intention to sell after the quarter end. For those securities where there is such an intention, the OTTI charge (being the difference between the amortized cost and the fair value of the security) is recognized in net income. The Company reviews fixed maturity securities in an unrealized loss position to determine whether it is more likely than not that it will be required to sell those securities. The Company considers its liquidity and working capital needs and determines if it is not more likely than not that it will be required to sell any of the securities in an unrealized loss position. The Company also performs a review of fixed maturity securities which considers various indicators of potential credit losses. These indicators include the length of time and extent of the unrealized loss, any specific adverse conditions, historic and implied volatility of the security, failure of the issuer of the security to make scheduled interest payments, expected cash flow analysis, significant rating changes and recoveries or additional declines in fair value subsequent to the balance sheet date. The consideration of these indicators and the estimation of credit losses involve significant management judgment.

Investment income is recognized when earned and includes interest income together with amortization of premiums and accretion of discounts on fixed maturities.

Other investments include a diversified portfolio of (i) hedge funds, (ii) structured deposits and (iii) derivatives. Investments in hedge funds and structured deposits are carried at fair value. The change in fair value is included in net realized and unrealized gains and losses on investments and recognized in net income.

Reinsurance private equity investments where the Company has a meaningful ownership position and significant influence over operating and financial policies of the entity are carried under the equity method of accounting. Under this method, the investments are initially recorded at cost and adjusted periodically to recognize the Company’s proportionate share of income or loss and dividends from the investments. The Company believes this approximates fair value for these equity investments. The Company’s share of income or loss from these investments is included in net realized and unrealized gains and losses on investments and recognized in net income.

(d) Fee revenue recognition

Management and advisory fees are earned as the services generating the fees are performed.

(e) Losses and benefits

Property and casualty losses

The liability for losses, including loss adjustment expenses, represents estimates of the ultimate cost of all losses incurred but not paid as of the balance sheet date. In estimating reserves, the Company utilizes a variety of standard actuarial methods. Although these actuarial methods have been developed over time, assumptions about anticipated size of loss and loss emergence patterns are subject to fluctuations. Newly reported loss information from clients is the principal contributor to changes in the loss reserve estimates. These estimates, which generally involve actuarial projections, are based upon an assessment of known facts and circumstances, as well as estimates of future trends in claims severity and frequency and judicial theories of liability factors, including the actions of third parties, which are beyond the Company’s control.

The Company relies on data reported by clients when calculating reserves. The quality of the data varies from client to client. On a periodic basis, the clients’ loss data is analyzed by the Company’s actuarial and claims management teams to ascertain its quality and credibility. This process may involve comparisons with submission data and industry loss data, claims audits and inquiries about the methods of establishing case reserves associated with large industry events. There is often a time lag between reinsurance clients establishing case reserves and re-estimating their reserves, and notifying the Company of the new or revised case reserves. When determining reserves, the Company also considers historical data, industry loss trends, legal developments, changes in social attitudes and economic conditions, including the effects of inflation.

The Company believes the provision for outstanding property and casualty losses will be adequate to cover the ultimate net cost of losses incurred to the balance sheet date, but the provision is necessarily an estimate and may ultimately be settled for a significantly greater or lesser amount. These estimates are reviewed regularly and any adjustments to the estimates are recorded in the period they are determined.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

Life and annuity benefits

The Company’s life and annuity reinsurance benefit and claim reserves are compiled on a reinsurance contract-by-contract basis and are computed on a discounted basis using standard actuarial techniques and cash flow models. The Company establishes and reviews its life and annuity reinsurance reserves regularly based upon cash flow projection models utilizing data provided by clients and actuarial models. The Company establishes and maintains its life and annuity reinsurance reserves at a level that the Company estimates will, when taken together with future premium payments and investment income expected to be earned on associated premiums, be sufficient to support all future cash flow benefit obligations and third party servicing obligations as they become payable.

Since the development of the life and annuity reinsurance reserves is based upon cash flow projection models, the Company must make estimates and assumptions based on cedant experience and industry mortality tables, longevity, expense and investment experience, including a provision for adverse deviation. The assumptions used to determine policy benefit reserves are best estimate assumptions that are determined at the inception of the contracts and are locked-in throughout the life of the contract unless a premium deficiency develops. The assumptions are reviewed no less than annually and are unlocked if they result in a material adverse reserve change. The Company establishes these estimates based upon transaction specific historical experience, information provided by the ceding company and industry experience studies. Actual results could differ materially from these estimates. As the experience on the contracts emerges, the assumptions are reviewed by management. The Company determines whether actual and anticipated experience indicates that existing policy reserves, together with the present value of future gross premiums, are sufficient to cover the present value of future benefits, settlement and maintenance costs and to recover unamortized acquisition costs. If such a review produces reserves in excess of those currently held, then the lock-in assumptions are revised and a charge for life and annuity benefits is recognized at that time.

Because of the many assumptions and estimates used in establishing reserves and the long-term nature of reinsurance contracts, the reserving process, while based on actuarial science, is inherently uncertain.

(f) Acquisition costs

Acquisition costs consist of commissions and fees paid to brokers and consultants, ceding commissions paid to the Company’s clients and excise taxes. Acquisition costs are reflected net of ceding commissions received by the Company from its reinsurers. Acquisition costs are amortized over the period in which the related premiums are earned or, for universal life reinsurance contracts and for deferred annuities, as a percentage of estimated gross profit. Deferred acquisition costs are regularly reviewed to determine if they are recoverable from future premium income, including investment income, by evaluating whether a loss is probable on the unexpired portion of policies in force. A premium deficiency loss is recognized when it is probable that expected future claims will exceed anticipated future premiums, reinsurance recoveries and anticipated investment income.

(g) Translation of foreign currencies

The reporting currency of the Company is the U.S. dollar. Assets and liabilities of entities whose functional currency is not the U.S. dollar are translated at period end exchange rates. Revenue and expenses of such foreign entities are translated at average exchange rates during the year. The effect of the currency translation adjustments for foreign entities is included in accumulated other comprehensive income.

Other foreign currency assets and liabilities that are considered monetary items are translated at exchange rates in effect at the balance sheet date. Foreign currency revenues and expenses are translated at transaction date exchange rates. These exchange gains and losses are included in the determination of net income.

(h) Cash and cash equivalents

The Company considers all time deposits and money market instruments with an original maturity of ninety days or less as equivalent to cash.

(i) Earnings per share

Basic earnings per share is based on weighted average common shares outstanding and excludes any dilutive effects of warrants, options and convertible securities. Diluted earnings per share assumes the conversion of dilutive convertible securities and the exercise of all dilutive stock options and warrants using the treasury stock method. Unvested share-based compensation awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are considered participating awards and are included in the computation of basic earnings per share.

(j) Goodwill and intangible assets

The Company has recorded goodwill in connection with certain acquisitions. Goodwill represents the excess of the purchase price over the fair value of net assets acquired. The Company does not amortize goodwill or identifiable intangible assets with indefinite lives, but rather re-evaluates on an annual basis at December 31, or whenever changes in circumstances warrant, the recoverability of the assets. If it is determined that an impairment exists, the Company adjusts the carrying value of the assets to fair value.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

Intangible assets with definite lives are amortized over the estimated useful life of the asset.

(k) Share-based compensation

The Company measures and records compensation cost for all share-based payment awards (including employee stock options) at grant-date fair value. This includes consideration of expected forfeitures in determining share-based employee compensation expenses as well as the immediate expensing of share-based awards granted to retirement-eligible employees.

(l) Income taxes

Income taxes have been provided in accordance with Accounting Standards Codification, or ASC, 740, Income Taxes, on those operations that are subject to income taxes. Deferred tax assets and liabilities result from temporary differences between the amounts recorded in the consolidated financial statements and the tax basis of the Company’s assets and liabilities using enacted tax rates applicable to taxable income in the years in which those temporary differences are expected to be recovered or settled. Such temporary differences are primarily due to net operating loss carryforwards, and to the tax basis difference on unearned premium reserves, deferred compensation, net deferred policy acquisition costs, property and casualty losses and net unrealized appreciation on investments. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance against deferred tax assets is recorded if it is more likely than not that all, or some portion, of the benefits related to deferred tax assets will not be realized. The Company considers future taxable income and feasible tax planning strategies in assessing the need for a valuation allowance.

(m) Fair value of financial instruments

The fair values of financial instruments not disclosed elsewhere in the financial statements approximate their carrying value due to their short-term nature or because they earn or attract interest at market rates. Fair value estimates are made at a point in time, based on relevant market data as well as the best information available about the financial instrument. Fair value estimates for financial instruments for which no or limited observable market data is available are based on judgments regarding current economic conditions, liquidity discounts, currency, credit and interest rate risks, loss experience and other factors. These estimates involve significant uncertainties and judgments and cannot be determined with precision. As a result, such calculated fair value estimates may not be realizable in a current sale or immediate settlement of the instrument. In addition, changes in the underlying assumptions used in the fair value measurement technique, including discount rates, liquidity risks and estimates of future cash flows, could significantly affect these fair value estimates.

(n) Derivatives

The Company recognizes all derivatives as either assets or liabilities in the consolidated balance sheets and measures them at the fair value of the instrument. The Company participates in derivative instruments for purposes of risk hedging or security replication, to obtain risk neutral substitutes for physical securities, and to adjust the curve and/or duration positioning of the investment portfolio. For these instruments, changes in assets or liabilities measured at fair value are recorded within net realized and unrealized gains and losses on investments.

(o) Application of new accounting standards

ASU 2010-26, Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts

Accounting Standards Update, or ASU, 2010-26 specifies how insurance companies should recognize costs that meet the definition of acquisition costs as defined in guidance from the Financial Accounting Standards Board, or FASB. ASU 2010-26 modifies the existing guidance to require that only costs associated with the successful acquisition of a new or renewal insurance contract should be capitalized as deferred acquisition costs. Costs that fall outside the proposed definition, such as indirect costs or salaries related to unsuccessful efforts, should be expensed as incurred. ASU 2010-26 was effective for fiscal periods beginning on or after December 15, 2011 with prospective or retrospective application permitted. This standard did not have any impact on the Company’s audited consolidated financial statements.

ASU 2011-04, Fair Value Measurements and Disclosures (820)—Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in GAAP and IFRS.

ASU 2011-04 principally clarifies existing guidance relating to fair value measurement and disclosures. ASU 2011-04 also includes changes to certain fair value principles that affect both measurement and disclosure requirements. These changes include requiring additional disclosures relating to transfers between Level 1 and Level 2 of the fair value hierarchy, quantitative information and discussion about significant unobservable inputs and the sensitivity of the fair value measurement to changes in unobservable inputs, and categorization by level of the fair value hierarchy for items that are not measured at fair

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

value in the statement of financial position but for which the fair value is required to be disclosed. ASU 2011-04 was effective for fiscal periods beginning on or after December 15, 2011 with prospective application. This standard did not have a material impact on the Company’s audited consolidated financial statements.

ASU 2011-05, Comprehensive Income (220)—Presentation of Comprehensive Income

ASU 2011-05 increases the prominence of items reported in other comprehensive income and eliminates the option to present components of other comprehensive income as part of the statement of changes in shareholders’ equity. ASU 2011-05 also requires that all nonowner changes in shareholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. ASU 2011-05 was effective for fiscal periods on or after December 15, 2011 with early adoption permitted. The Company has reflected the disclosure requirements effective for the current period in its consolidated financial statements and they did not have a material impact on the Company’s audited consolidated financial statements.

ASU 2011-08, Intangibles—Goodwill and Other (350)—Testing Goodwill for Impairment

ASU 2011-08 permits an entity to make a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two-step goodwill impairment test. If an entity concludes it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, it need not perform the two-step impairment test. ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. This standard did not have a material impact on the Company’s audited consolidated financial statements.

ASU 2012-02, Intangibles—Goodwill and Other (350)—Testing Indefinite-Lived Intangible Assets for Impairment

ASU 2012-02 permits an entity to first assess qualitative factors to determine whether it is necessary to perform the quantitative impairment test for indefinite-lived intangible assets. An entity that elects to perform a qualitative assessment is required to perform the quantitative impairment test for an indefinite-lived intangible asset if it is more likely than not that the asset is impaired. ASU 2012-02 is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. The Company does not expect this standard to have a material impact on the Company’s consolidated financial statements.

ASU 2013-02, Comprehensive Income (220)—Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income

ASU 2013-02 requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under GAAP that provide additional detail about those amounts. ASU 2013-02 will be effective prospectively for fiscal periods beginning after December 15, 2012 with early adoption permitted. The Company does not expect this standard to have a material impact on the Company’s consolidated financial statements.

3. INVESTMENTS

Fixed Maturities—Available for Sale

The fair values and amortized cost of available for sale fixed maturities as of December 31, 2012 and December 31, 2011 were:

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

		Included in Accumulated Other Comprehensive Income
			Gross Unrealized Losses
December 31, 2012	Amortized Cost	Gross Unrealized Gain	Non-OTTI Unrealized Loss	OTTI Unrealized Loss	Fair Value
U.S. government and agencies	$727,516	$28,950	$(377)	$—	$756,089
Non-U.S. governments	170,030	12,498	(43)	—	182,485
Corporate securities	2,294,516	138,211	(4,334)	(24)	2,428,369
Municipal securities	243,025	30,720	(409)	—	273,336
Asset-backed securities	358,289	4,084	(2,096)	(2,888)	357,389
Residential mortgage-backed securities (1)	1,145,076	56,487	(465)	(284)	1,200,814
Commercial mortgage-backed securities	410,955	38,908	(1,042)	—	448,821

	$5,349,407	$309,858	$(8,766)	$(3,196)	$5,647,303

(1)	Included within residential mortgage-backed securities are securities issued by U.S. agencies with a fair value of $1,179,093.

		Included in Accumulated Other Comprehensive Income
			Gross Unrealized Losses
December 31, 2011	Amortized Cost	Gross Unrealized Gain	Non-OTTI Unrealized Loss	OTTI Unrealized Loss	Fair Value
U.S. government and agencies	$686,818	$39,709	$(188)	$—	$726,339
Non-U.S. governments	121,769	8,087	(486)	—	129,370
Corporate securities	2,418,673	104,241	(20,259)	(1,040)	2,501,615
Municipal securities	241,303	22,464	(760)	—	263,007
Asset-backed securities	250,070	1,325	(11,635)	—	239,760
Residential mortgage-backed securities (1)	1,244,274	45,027	(2,440)	(1,230)	1,285,631
Commercial mortgage-backed securities	327,217	30,617	(1,631)	—	356,203

	$5,290,124	$251,470	$(37,399)	$(2,270)	$5,501,925

(1)	Included within residential mortgage-backed securities are securities issued by U.S. agencies with a fair value of $1,114,064.

The following table sets forth certain information regarding the investment ratings of the Company’s available for sale fixed maturities (using the lower of the ratings from Standard and Poor’s Ratings Services, or S&P, and Moody’s Investor Services, Inc., or Moody’s, as of December 31, 2012 and December 31, 2011:

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

	December 31, 2012		December 31, 2011
	Fair Value	%	Fair Value	%
U.S. government and agencies (1)	$1,935,182	34.3	$1,840,403	33.5
AAA	1,059,425	18.8	850,379	15.5
AA	649,507	11.5	840,397	15.3
A	1,411,853	25.0	1,322,267	24.0
BBB	312,564	5.5	280,159	5.1
BB	67,041	1.2	84,385	1.5
B	158,934	2.8	131,159	2.4
CCC or lower	38,420	0.7	53,157	1.0
Not rated	14,377	0.2	99,619	1.7

	$5,647,303	100.0	$5,501,925	100.0

(1)	Included within U.S. government and agencies are residential mortgage-backed securities issued by U.S. agencies with a fair value of $1,179,093 (December 31, 2011—$1,114,064).

The maturity distribution for available for sale fixed maturities held as of December 31, 2012 was:

	Amortized Cost	Fair Value
Within one year	$461,129	$463,931
After one year through five years	1,801,004	1,858,945
After five years through ten years	740,922	806,024
More than ten years	432,032	511,379

	3,435,087	3,640,279
Asset-backed securities	358,289	357,389
Mortgage-backed securities	1,556,031	1,649,635

	$5,349,407	$5,647,303

Actual maturities could differ from expected contractual maturities because borrowers may have the right to call or prepay obligations, with or without call or prepayment penalties.

Fixed Maturities—Held to Maturity

The fair values and amortized cost of held to maturity fixed maturities as of December 31, 2012 and December 31, 2011 were:

December 31, 2012	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Fair Value
U.S. government and agencies	$27,639	$3,842	$—	$31,481
Non-U.S. governments	527,843	152,251	—	680,094
Corporate securities	296,360	61,948	—	358,308
Asset-backed securities	424	1	—	425

	$852,266	$218,042	$—	$1,070,308

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

December 31, 2011	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Fair Value
U.S. government and agencies	$29,201	$3,705	$—	$32,906
Non-U.S. governments	524,449	98,631	—	623,080
Corporate securities	319,609	34,895	—	354,504
Asset-backed securities	1,000	3	—	1,003

	$874,259	$137,234	$—	$1,011,493

The following tables set forth certain information regarding the investment ratings of the Company’s held to maturity fixed maturities (using the lower of the ratings from S&P and Moody’s) as of December 31, 2012 and December 31, 2011:

December 31, 2012	Amortized Cost	%	Fair Value	%
U.S. government and agencies	$27,639	3.2	$31,481	2.9
AAA	406,659	47.7	532,741	49.8
AA	284,282	33.4	344,170	32.2
A	99,235	11.6	119,756	11.2
BBB	32,031	3.8	39,755	3.7
BB	2,420	0.3	2,405	0.2

	$852,266	100.0	$1,070,308	100.0

December 31, 2011	Amortized Cost	%	Fair Value	%
U.S. government and agencies	$29,201	3.3	$32,907	3.3
AAA	619,832	70.9	733,631	72.5
AA	82,511	9.4	88,631	8.8
A	117,600	13.5	129,791	12.8
BBB	24,117	2.8	25,705	2.5
Not rated	998	0.1	828	0.1

	$874,259	100.0	$1,011,493	100.0

The maturity distribution for held to maturity fixed maturities held as of December 31, 2012 was:

	Amortized Cost	Fair Value
Within one year	$48,941	$49,355
After one year through five years	90,349	98,592
After five years through ten years	111,648	134,610
More than ten years	600,904	787,326

	851,842	1,069,883
Asset-backed securities	424	425

	$852,266	$1,070,308

Actual maturities could differ from expected contractual maturities because borrowers may have the right to call or prepay obligations, with or without call or prepayment penalties.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

Investment Income

Investment income earned for the years ended December 31, 2012, 2011 and 2010 was:

	2012	2011	2010
Interest earned on investments and cash and cash equivalents	$260,276	$267,255	$249,056
Amortization of premium on fixed maturities	(33,403)	(23,562)	(19,033)
Investment expenses	(7,909)	(8,847)	(7,565)

	$218,964	$234,846	$222,458

Net Realized and Unrealized Gains and Losses

The net realized and unrealized gains and losses on investments for the years ended December 31, 2012, 2011and 2010 were:

	2012	2011	2010
Gross realized gains on available for sale securities	$31,348	$20,212	$22,322
Gross realized losses on available for sale securities	(5,200)	(8,703)	(6,848)
Net realized and unrealized gains on trading securities	3,952	2,031	(4,476)
Increase (decrease) in fair value of hedge funds	13,901	(11,795)	14,333
(Decrease) increase in fair value of catastrophe bonds	—	(25,641)	373
(Decrease) increase in fair value of structured deposit	(291)	(2,269)	2,559
Income from equity method investments	20,930	1,445	558
Increase (decrease) in fair value of derivatives	6,246	(13,619)	(11,949)

Net realized and unrealized gains (losses) on investments	$70,886	$(38,339)	$16,872

Net other-than-temporary impairment losses recognized in earnings	$(6,908)	$(2,945)	$(2,645)

Increase in net unrealized gains on available for sale fixed maturities, before tax	$86,095	$95,484	$83,899

Included in net realized and unrealized gains (losses) on trading securities were $122 of net realized gains recognized on trading securities sold during the year ended December 31, 2012 (net realized gains of $904 and net realized losses of $231 in 2011 and 2010, respectively).

Other-Than-Temporary Impairment

The Company attempts to match the maturities of its fixed maturities portfolio to the expected timing of its loss and benefit payments. Due to fluctuations in interest rates, it is likely that over the period a security is held there will be periods, perhaps greater than twelve months, when the security’s fair value is less than its cost, resulting in unrealized losses.

OTTI related to a credit loss is recognized in earnings, and the amount of the OTTI related to other factors (e.g. interest rates, market conditions, etc.) is recorded as a component of other comprehensive income. If no credit loss exists but either: (i) the Company has the intent to sell the debt security; or (ii) it is more likely than not that the Company will be required to sell the debt security before its anticipated recovery, the entire unrealized loss is recognized in earnings. In periods after the recognition of an OTTI on debt securities, the Company accounts for such securities as if they had been purchased on the measurement date of the OTTI at an amortized cost basis equal to the previous amortized cost basis less the OTTI recognized in earnings.

The Company has reviewed all debt securities in an unrealized loss position at the end of the period to identify any securities for which there is an intention to sell after the period end. For those securities where there is such an intention, the OTTI charge (being the difference between the amortized cost and the fair value of the security) was recognized in net income. The Company has reviewed debt securities in an unrealized loss position to determine whether it is more likely than not that it will be required to sell those securities. The Company has considered its liquidity and working capital needs and determined that it is not more likely than not that it will be required to sell any of the securities in an unrealized loss position. The Company has also performed a review of debt securities, which considers various indicators of potential credit losses. These indicators include the length of time and extent of the unrealized loss, any specific adverse conditions, historic and implied volatility of the security, failure of the issuer of the security to make scheduled interest payments, expected cash flow analysis, significant rating changes and recoveries or additional declines in fair value subsequent to the balance sheet date. The consideration of these indicators and the estimation of credit losses involve significant management judgment.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

The Company recorded $6,908, $2,945, and $2,645 of OTTI in earnings for the years ended December 31, 2012, 2011, and 2010, respectively, of which $519, $2,543 and $2,645, respectively, related to estimated credit losses. The remaining$6,389 and $402 for the years ended December 31, 2012 and 2011, respectively, was recorded due to the decision to sell certain securities prior to their recovery in value.

The following methodology and significant inputs were used to determine the estimated credit losses during the year ended December 31, 2012:

•

Residential mortgage-backed securities ($259 credit loss recognized for the year ended December 31, 2012)—the Company utilized underlying data for each security provided by its investment managers in order to determine an expected recovery value for each security. The analysis includes expected cash flow projections under base case and stress case scenarios, which modify expected default expectations, loss severities and prepayment assumptions. The significant inputs in the models include expected default rates, delinquency rates and foreclosure costs. The Company reviews the process used by each investment manager in developing its analysis, reviews the results of the analysis and then determines what the expected recovery values are for each security, which incorporates both base case and stress case scenarios;

•

Asset-backed securities ($255 credit loss recognized for the year ended December 31, 2012)—the Company utilized underlying data for each security provided by its investment managers in order to determine an expected recovery value for each security. The analysis includes expected cash flow projections under base case and stress case scenarios, which modify expected default expectations, loss severities and prepayment assumptions. The significant inputs in the models include expected default rates, delinquency rates and foreclosure costs. The Company reviews the process used by each investment manager in developing its analysis, reviews the results of the analysis and then determines what the expected recovery values are for each security, which incorporates both base case and stress case scenarios; and

•

Corporate securities ($5 credit loss recognized for the year ended December 31, 2012)—the Company reviewed the business prospects, credit ratings and information received from investment managers and rating agencies for each security.

Available for sale fixed maturities with unrealized losses, and the duration of such conditions as of December 31, 2012 and as of December 31, 2011, were:

	Less Than 12 Months		12 Months or Longer		Total
December 31, 2012	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. government and agencies	$25,745	$298	$4,153	$79	$29,898	$377
Non-U.S. governments	9,694	34	1,564	9	11,258	43
Corporate securities	128,818	4,358	—	—	128,818	4,358
Municipal securities	20,622	409	—	—	20,622	409
Asset-backed securities	66,568	4,833	252	151	66,820	4,984
Residential mortgage-backed securities	41,414	749	—	—	41,414	749
Commercial mortgage-backed securities	54,347	1,042	—	—	54,347	1,042

	$347,208	$11,723	$5,969	$239	$353,177	$11,962

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

	Less Than 12 Months		12 Months or Longer		Total
December 31, 2011	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. government and agencies	$19,185	$188	$—	$—	$19,185	$188
Non-U.S. governments	19,265	486	—	—	19,265	486
Corporate securities	405,924	21,288	1,680	11	407,604	21,299
Municipal securities	26,968	760	—	—	26,968	760
Asset-backed securities	144,323	11,326	545	309	144,868	11,635
Residential mortgage-backed securities	161,651	3,670	—	—	161,651	3,670
Commercial mortgage-backed securities	74,782	1,631	—	—	74,782	1,631

	$852,098	$39,349	$2,225	$320	$854,323	$39,669

Of the total holdings of 3,262 (as of December 31, 2011—3,093) available for sale securities, 262 (as of December 31, 2011—524) had unrealized losses as of December 31, 2012.

The following table provides a roll-forward of the amount related to credit losses recognized in earnings for which a portion of an OTTI was recognized in accumulated other comprehensive income for the years ended December 31, 2012, 2011 and 2010:

	2012	2011	2010
Beginning balance at January 1	$5,283	$3,768	$1,530
Addition for credit loss impairment recognized in the current period on securities not previously impaired	284	1,442	1,375
Addition for credit loss impairment recognized in the current period on securities previously impaired	235	1,100	1,270
Reduction for securities the Company intends to sell	—	(460)	—
Reduction for securities sold during the period	(1,323)	(567)	(407)

Ending balance at December 31	$4,479	$5,283	$3,768

Equity Method Investments

The Company owns 34.8% of the common shares of New Point IV. As of December 31, 2012, the carrying value of this investment was $88,469 (December 31, 2011—$9,686). The Company’s equity share of net income for this investment for the years ended December 31, 2012 and 2011 was $21,114 and $1,049, respectively. The Company also owns 7.5% of the common shares of Grand Central Re Limited, or Grand Central Re, and 13.8% of the common shares of Bay Point Holdings Limited, or Bay Point. The Company’s equity share of net income for all equity method investments is included in net realized and unrealized investment gains (losses) on investments in the consolidated statement of operations and comprehensive income.

Other Investments

The following is a summary of other investments as of December 31, 2012 and 2011:

	December 31, 2012		December 31, 2011
		Allocation %		Allocation %
Hedge funds, at fair value	$293,193	92.5	$249,971	91.6
Structured deposits, at fair value	24,250	7.7	24,540	9.0
Derivatives, at fair value	(488)	(0.2)	(1,666)	(0.6)

	$316,955	100.0	$272,845	100.0

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

Hedge Funds

The Company has investments in hedge funds across various investment strategies, or collectively, the hedge fund portfolio. The distribution of the hedge fund portfolio by investment strategy as of December 31, 2012 and December 31, 2011 was:

	December 31, 2012		December 31, 2011
	Fair Value	Allocation %	Fair Value	Allocation %
Distressed securities	$11,214	3.8	$24,987	9.9
Diversified arbitrage	12,171	4.2	17,368	6.9
Emerging markets	3,576	1.2	4,929	2.0
Event-driven arbitrage	7,026	2.4	21,130	8.5
Fund of funds	18,316	6.2	31,691	12.7
Global macro	61,145	20.9	48,965	19.6
Long/short credit	377	0.1	4,414	1.8
Long/short equity	177,708	60.6	94,793	37.9
Opportunistic	1,660	0.6	1,694	0.7

Total hedge fund portfolio	$293,193	100.0	$249,971	100.0

Redemptions receivable of $27,768 and $23,846 related to the hedge fund portfolio are excluded from the above table and are presented within trades pending settlement on the consolidated balance sheets as of December 31, 2012, and December 31, 2011, respectively.

As of December 31, 2012, the hedge fund portfolio was invested in nine strategies in 36 underlying funds. The Company is able to redeem the hedge funds on the same terms that the underlying funds can be redeemed. In general, the funds in which the Company is invested require at least 30 days notice of redemption, and may be redeemed on a monthly, quarterly, semi-annual, annual or longer basis, depending on the fund.

Certain funds have a lock-up period. A lock-up period refers to the initial amount of time an investor is contractually required to invest before having the ability to redeem. Funds that do provide for periodic redemptions may, depending on the funds’ governing documents, have the ability to deny or delay a redemption request, called a “gate.” The fund may implement this restriction because the aggregate amount of redemption requests as of a particular date exceeds a specified level, generally ranging from 15% to 25% of the fund’s net assets. The gate is a method for executing an orderly redemption process that allows for redemption requests to be executed in a timely manner to reduce the possibility of adversely affecting the remaining investors in the fund. Typically, the imposition of a gate delays a portion of the requested redemption, with the remaining portion settled in cash sometime after the redemption date.

Of the Company’s outstanding redemptions receivable of $27,768 at December 31, 2012, none of which is gated, $25,175 was received in cash prior to February 22, 2013. The fair value of the Company’s holdings in funds with gates imposed as of December 31, 2012 was $6,981 (December 31, 2011—$19,061).

Certain funds may be allowed to invest a portion of their assets in illiquid securities, such as private equity or convertible debt. In such cases, a common mechanism used is a side-pocket, whereby the illiquid security is assigned to a separate memorandum capital account or designated account. Typically, the investor loses its redemption rights in the designated account. Only when the illiquid security is sold, or otherwise deemed liquid by the fund, may investors redeem their interest in the side-pocket. As of December 31, 2012, the fair value of hedge funds held in side-pockets was $37,159 (December 31, 2011—$37,427).

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

Details regarding the redemption of the hedge fund portfolio as of December 31, 2012 were as follows:

	Fair Value	Gated/Side Pocket Investments (1)	Investments without Gates or Side Pockets	Redemption Frequency (2)	Redemption Notice Period (2)
Distressed securities	$11,214	$11,214	$—
Diversified arbitrage	12,171	12,171	—
Emerging markets	3,576	3,576	—
Event-driven arbitrage	7,026	7,026	—
Fund of funds	18,316	1,134	17,182	Annually (3)	95-370 days
Global macro	61,145	1,811	59,334	Monthly - Quarterly	30-90 days
Long/short credit	377	377	—
Long/short equity	177,708	5,171	172,537	Monthly - Annually	30-92 days
Opportunistic	1,660	1,660	—

Total hedge funds	$293,193	$44,140	$249,053

(1)	For those investments that are restricted by gates or that are invested in side pockets, the Company cannot reasonably estimate, as of December 31, 2012, when it will be able to redeem the investment.
(2)	The redemption frequency and notice periods apply to the investments that are not gated or invested in side pockets.
(3)	The fund of funds investment is being redeemed effective June 30, 2013.

As of December 31, 2012, the Company had one unfunded commitment of $5,848 related to its hedge fund portfolio (December 31, 2011—$7,813).

An increase in market volatility and an increase in volatility of hedge funds in general, as well as a decrease in market liquidity, could lead to a higher risk of a large decline in value of the hedge funds in any given time period.

Structured Deposit

The Company holds an index-linked structured deposit with a guaranteed minimum redemption amount of $24,250. The deposit has a scheduled redemption date of December 18, 2013. The interest earned on the deposit is a function of the performance of the reference index over the term of the deposit. The Company elected to account for this structured deposit at fair value. As of December 31, 2012, the estimated fair value of the deposit was $24,250 (December 31, 2011—$24,540).

Derivatives

The Company holds convertible bond securities within its available for sale fixed maturity portfolio and uses various other derivative instruments, including interest rate swaps, swaptions, foreign currency forwards and money market futures, to adjust the curve and/or duration positioning of the investment portfolio, to obtain risk neutral substitutes for physical securities and to manage the overall risk exposure of the investment portfolio. Refer to Note 10 for additional details of derivative holdings.

Catastrophe Bonds

During the year ended December 31, 2011, the Company disposed of all of its holdings in catastrophe bonds.

For the years ended December 31, 2011 and 2010, the Company recorded $1,688 and $2,264, respectively of net investment income from catastrophe bonds.

For the year ended December 31, 2011, the Company recorded a decrease in the estimated fair value of the catastrophe bonds of $25,641, principally as a result of exposure to the earthquake and tsunami in Japan. For the year ended December 31, 2010, the Company recorded an increase in estimate fair value of $373. The changes in estimated fair value are included in net realized and unrealized gains (losses) on investments in the consolidated statement of operations and comprehensive income.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

Restricted Assets

The total restricted assets as of December 31, 2012 and December 31, 2011 were as follows:

	December 31, 2012	December 31, 2011
Restricted cash and cash equivalents	$254,458	$453,367
Restricted assets included in fixed maturities, at fair value	3,992,104	3,888,211
Restricted assets included in other investments	151,727	156,776

Total	$4,398,289	$4,498,354

As of December 31, 2012 and 2011, of the $4,398,289 and $4,498,354, respectively, of restricted cash and cash equivalents and restricted investments, $3,655,279 and $3,662,864, respectively, of cash and cash equivalents and investments were on deposit with various state or government insurance departments or pledged in favor of ceding companies. As of December 31, 2012 and 2011, the remaining $743,010 and $835,490, respectively, of restricted cash and cash equivalents and restricted investments were pledged as security in favor of letters of credit issued. The Company has issued secured letters of credit collateralized against the Company’s investment portfolio.

4. FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value hierarchy, which is based on the quality of inputs used to measure fair value, gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1—Quoted prices for identical instruments in active markets.

Level 2—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

Level 3—Model derived valuations in which one or more significant inputs or significant value drivers are unobservable.

When the inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement in its entirety. As a result, a Level 3 fair value measurement may include inputs that are observable (Level 1 and 2) and unobservable (Level 3).

The Company determines the existence of an active market based on its judgment as to whether transactions for the financial instrument occur in such market with sufficient frequency and volume to provide reliable pricing information.

At December 31, 2012, the Company determined that U.S. government securities are classified as Level 1. Securities classified as Level 2 include U.S. government-sponsored agency securities, non-U.S. government securities, corporate debt securities, municipal securities, asset-backed securities, residential and commercial mortgage-backed securities, derivative instruments, catastrophe bonds and structured deposits.

Fair value prices for all securities in the fixed maturities portfolio are independently provided by the investment custodian, investment accounting service provider and investment managers, each of which utilize internationally recognized independent pricing services. The Company records the unadjusted price provided by the investment custodian or the investment accounting service provider and validates this price through a process that includes, but is not limited to: (i) comparison of prices between two independent sources, with significant differences requiring additional price sources; (ii) quantitative analysis (e.g., comparing the quarterly return for each managed portfolio to its target benchmark, with significant differences identified and investigated); (iii) evaluation of methodologies used by external parties to calculate fair value, including a review of the inputs used for pricing; and (iv) comparing the price to the Company’s knowledge of the current investment market.

The independent pricing services used by the investment custodian, investment accounting service provider and investment managers obtain actual transaction prices for securities that have quoted prices in active markets. Each pricing service has its own proprietary method for determining the fair value of securities that are not actively traded. In general, these methods involve the use of “matrix pricing” in which the independent pricing service uses observable market inputs including, but not limited to, reported trades, benchmark yields, broker/dealer quotes, interest rates, prepayment speeds, default rates and such other inputs as are available from market sources to determine a reasonable fair value. In addition, pricing services use valuation models, such as an Option Adjusted Spread model, to develop prepayment and interest rate scenarios. The Option Adjusted Spread model is commonly used to estimate fair value for securities such as mortgage-backed and asset-backed securities.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

For all assets and liabilities classified as Level 2, the market approach is utilized. The significant inputs used to determine the fair value of those assets and liabilities classified as Level 2 are as follows:

•

U.S government agency securities consist of securities issued by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and other agencies. The fair values of these securities are determined using the spread above the risk-free yield curve and reported trades. These are considered to be observable market inputs and, therefore, the fair values of these securities are classified within Level 2.

•

Non-U.S. government securities consist of bonds issued by non-U.S. governments and agencies along with supranational organizations. The significant inputs include the spread above the risk-free yield curve, reported trades and broker/dealer quotes. These are considered to be observable market inputs and, therefore, the fair values of these securities are classified within Level 2.

•

Corporate securities consist primarily of investment-grade debt of a wide variety of corporate issuers and industries. The fair values of these securities are determined using the spread above the risk-free yield curve, reported trades, broker/dealer quotes, benchmark yields and industry and market indicators. For syndicated bank loan securities held within the corporate category, broker/dealer quotes are the principal source fair value. The principal inputs for corporate securities are considered observable market inputs and, therefore, the fair value of these securities are classified within Level 2.

•

Municipal securities consist primarily of bonds issued by U.S. domiciled state and municipality entities. The fair values of these securities are determined using the spread above the risk-free yield curve, reported trades, broker/ dealer quotes and benchmark yields. These are considered observable market inputs and, therefore, the fair value of these securities are classified within Level 2.

•

Asset-backed securities consist primarily of investment-grade bonds backed by pools of loans with a variety of underlying collateral. The significant inputs used to determine the fair value of these securities includes the spread above the risk-free yield curve, reported trades, benchmark yields, broker/dealer quotes, prepayment speeds and default rates. These are considered observable market inputs and, therefore, the fair value of these securities are classified within Level 2.

•

Residential and commercial mortgage-backed securities include both agency and non-agency originated securities. The significant inputs used to determine the fair value of these securities includes the spread above the risk-free yield curve, reported trades, benchmark yields, broker/dealer quotes, prepayment speeds and default rates. These are considered observable market inputs and, therefore, the fair value of these securities are classified within Level 2.

•

Derivatives consist of convertible bond equity call options, interest rate linked derivative instruments and foreign exchange forward contracts, money market futures and credit derivatives. The fair value of the equity call options is determined using an Option Adjusted Spread model, the significant inputs for which include equity prices, interest rates, volatility rates and benchmark yields. The other derivative instruments trade in the over-the-counter derivative market, or are priced based on broker/dealer quotes or quoted market prices for similar securities. These are considered observable market inputs and, therefore, the fair value of these securities are classified within Level 2.

•	Structured deposits are recorded at fair value based on quoted indexes that are observable, and, therefore, the investments in structured deposits are classified within Level 2.

•

Senior notes are not recorded at fair value but the fair value is disclosed. The fair value is obtained from an independent pricing service, which determines fair value using the spread above the risk-free yield curve, reported trades, broker/ dealer quotes, benchmark yields and industry and market indicators. The principal inputs are considered observable market inputs and, therefore, the fair value is classified within Level 2.

The ability to obtain quoted market prices is reduced in periods of decreasing liquidity, which generally increases the use of matrix pricing methods and generally increases the uncertainty surrounding the fair value estimates. This could result in the reclassification of a security between levels of the fair value hierarchy.

Investments in hedge funds are carried at fair value. The change in fair value is included in net realized and unrealized gains (losses) on investments and recognized in net income. The units of account that are valued by the Company are its interests in the funds and not the underlying holdings of such funds. Thus, the inputs used by the Company to value its investments in each of the funds may differ from the inputs used to value the underlying holdings of such funds. These funds are stated at fair value, which ordinarily will be the most recently reported net asset value as provided by the fund manager or administrator. The use of net asset value as an estimate of the fair value for investments in certain entities that calculate net asset value is a permitted practical expedient. Certain of the Company’s funds have either imposed a gate on redemptions, or have segregated a portion of the underlying assets into a side-pocket. The investments in these funds are classified as Level 3 in the fair value hierarchy as the Company cannot reasonably estimate at December 31, 2012 the time period in which it will be able to redeem its investment. Certain hedge fund investments have a redemption notice period and frequency that is not considered to be in the near term; these investments are also classified as Level 3 in the hierarchy. As of December 31, 2012, the remaining hedge fund portfolio investments are classified as Level 2 in the fair value hierarchy. The Company can reasonably estimate when it will be able to redeem its investments at the net asset value, and the redemption period is considered to be in the near term.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

The Company has ongoing due diligence processes with respect to funds in which it invests and their managers. These processes are designed to assist the Company in assessing the quality of information provided by, or on behalf of, each fund and in determining whether such information continues to be reliable or whether further review is warranted. Certain funds do not provide full transparency of their underlying holdings; however, the Company obtains the audited financial statements for every fund annually, and regularly reviews and discusses the fund performance with the fund managers to corroborate the reasonableness of the reported net asset values. While reported net asset value is the primary input to the review, when the net asset value is deemed not to be indicative of fair value, the Company may incorporate adjustments to the reported net asset value and not use the permitted practical expedient on an investment by investment basis. These adjustments may involve significant management judgment.

Based on the review process applied by management, the permitted practical expedient has not been applied to one hedge fund investment. During the year ended December 31, 2010, a reduction of $2,481 was made to the net asset value reported by the fund manager to adjust the carrying value of the fund to $nil. As of December 31, 2012, the carrying value of this hedge fund investment remains $nil, which is the Company’s best estimate of the fund’s fair value.

A review of fair value hierarchy classifications is conducted on a quarterly basis. Changes in the observability of valuation inputs may result in a reclassification for certain financial assets and liabilities. Reclassifications between Level 1, 2 and 3 of the fair value hierarchy are reported as transfers in and/or out as of the beginning of the quarter in which the reclassifications occur.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

The following table presents the Company’s fair value hierarchy for those assets or liabilities measured at fair value on a recurring basis as of December 31, 2012 and 2011:

December 31, 2012	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Other Unobservable Inputs Level 3	Total
U.S. government and agencies	$387,572	$497,798	$—	$885,370
Non-U.S. governments	—	246,712	—	246,712
Corporate securities	—	2,610,605	—	2,610,605
Municipal securities	—	273,336	—	273,336
Asset-backed securities	—	371,597	—	371,597
Residential mortgage-backed securities	—	1,234,670	—	1,234,670
Commercial mortgage-backed securities	—	454,259	—	454,259

Total fixed maturities	387,572	5,688,977	—	6,076,549
Hedge funds	—	249,053	44,140	293,193
Structured deposit	—	24,250	—	24,250
Derivative assets, net	—	(488)	—	(488)

Other investments	—	272,815	44,140	316,955

	$387,572	$5,961,792	$44,140	$6,393,504

December 31, 2011	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Other Unobservable Inputs Level 3	Total
U.S. government and agencies	$332,287	$419,519	$—	$751,806
Non-U.S. governments	—	164,621	—	164,621
Corporate securities	—	2,646,358	—	2,646,358
Municipal securities	—	263,007	—	263,007
Asset-backed securities	—	247,965	—	247,965
Residential mortgage-backed securities	—	1,296,277	—	1,296,277
Commercial mortgage-backed securities	—	361,097	—	361,097

Total fixed maturities	332,287	5,398,844	—	5,731,131
Hedge funds	—	147,105	102,866	249,971
Structured deposit	—	24,540	—	24,540
Derivative assets, net	—	(1,666)	—	(1,666)

Other investments	—	169,979	102,866	272,845

	$332,287	$5,568,823	$102,866	$6,003,976

The following table presents the Company’s fair value hierarchy for those assets not carried at fair value in the consolidated balance sheet but for which disclosure of the fair value is required as of December 31, 2012:

December 31, 2012	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Other Unobservable Inputs Level 3	Total
U.S. government and agencies	$10,224	$21,257	$—	$31,481
Non-U.S. governments	—	680,094	—	680,094
Corporate securities	—	358,308	—	358,308
Asset-backed securities	—	425	—	425

Total held to maturity fixed maturities	$10,224	$1,060,084	$—	$1,070,308

The fair value of the Company’s senior notes was $501,086 as of December 31, 2012 and is classified within Level 2 of the fair value hierarchy.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

The Company has no assets or liabilities measured at fair value on a non-recurring basis as of December 31, 2012.

The following tables provide a summary of the changes in fair value of the Company’s Level 3 financial assets (and liabilities) for the year ended December 31, 2012 and 2011:

	Other Investments
	2012	2011
Beginning balance at January 1	$102,866	$123,240
Total gains or losses (realized/unrealized)
Included in net income	593	(6,556)
Included in other comprehensive income	—	—
Purchases	18,109	21,077
Issuances	—	—
Settlements	(20,868)	(34,014)
Transfers in and/or out of Level 3	(56,560)	(881)

Ending balance at December 31	$44,140	$102,866

The amount of total (losses) gains for the year ended December 31, included in earnings attributable to the change in unrealized gains or losses relating to assets still held at December 31	$(1,224)	$(7,032)

Transfers out of Level 3 for the years ended December 31, 2012 and 2011 are hedge funds for which the Company can reasonably estimate when it will be able to redeem its investment at the net asset value, and the redemption period is considered to be in the near term.

5. BUSINESS COMBINATION

On May 12, 2010, Harbor Point amalgamated with Alterra Holdings, a direct, wholly-owned subsidiary of Alterra. The Amalgamation was accounted for as a business combination, with Alterra the accounting acquirer. The Company recorded the acquired assets and liabilities of Harbor Point at their fair values with the difference between the purchase price and the fair values being recorded as a negative goodwill gain.

Each outstanding Class A voting common share of Harbor Point was converted into Alterra common shares at a fixed exchange ratio of 3.7769 and cash in lieu of fractional shares. The aggregate purchase price consideration was $1,481,787 for the tangible net assets acquired of $1,565,375 and intangible assets of $12,200. The negative goodwill gain recognized was $95,788. During 2010, Alterra common shares traded in the market at a discount to book value. This discount, together with the fixed share exchange ratio, were the principal factors resulting in the negative goodwill gain.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

The fair value of Harbor Point’s net assets acquired and the allocation of the purchase price is summarized as follows:

Number of Harbor Point common shares (including unvested restricted Harbor Point common shares) outstanding at May 12, 2010		16,542,489
Exchange ratio		3.7769
Total Alterra common shares issued (1)		62,479,281
Closing price of Alterra common shares on May 12, 2010		$22.98

Purchase price before adjustments for stock based compensation		$1,435,774
Fair value of Harbor Point options and warrants outstanding at May 12, 2010		74,278
Unrecognized compensation on unvested Harbor Point options and restricted common shares		(28,265)

Total purchase price		$1,481,787
Fair value of assets acquired:
Cash and cash equivalents	$446,819
Investments	2,216,149
Net premiums receivables	354,496
Other assets	30,149

Tangible assets acquired		3,047,613
Fair value of intangible assets		12,200
Fair value of liabilities acquired:
Net loss reserves	836,677
Net unearned premiums	370,500
Other liabilities	275,061

Liabilities acquired		1,482,238

Negative goodwill gain		$95,788

(1)	Adjusted for rounding.

The estimated fair value of the separately identifiable intangible assets acquired and the period over which the intangible assets will be amortized, if applicable, is as follows:

	Fair Value	Amortization Period
Definite-lived intangible asset:
Customer and broker relationships	$6,000	4 years
Indefinite-lived intangible asset:
U.S. insurance licenses	$6,200	Not applicable

The net loss reserves acquired included an increase of $90,955 to adjust net loss reserves to fair value. This fair value adjustment is included within property and casualty losses on the consolidated balance sheet. This amount is being amortized to net losses and loss expenses in the consolidated statements of operations and comprehensive income over a weighted average period of 4.0 years, based on the estimated settlement of underlying losses. For the year ended December 31, 2012, 2011 and 2010, $19,967, $24,606 and $14,353, respectively, was amortized. As of December 31, 2012, the unamortized balance of this fair value adjustment was $32,029.

The net unearned premiums acquired included a decrease of $127,211 to adjust net unearned premiums to fair value. This fair value adjustment is included within unearned property and casualty premiums on the consolidated balance sheet. This amount is being amortized to acquisition costs in the consolidated statements of operations and comprehensive income. The amortization approximates the amount of Harbor Point’s deferred acquisition costs that would have been recorded as acquisition costs had they not been fair valued under acquisition accounting. For the year ended December 31, 2012, 2011 and 2010, $14,133, $43,842 and $67,330, respectively, was amortized. As of December 31, 2012, the unamortized balance of this fair value adjustment was $1,906.

The transaction expenses incurred in connection with the Amalgamation primarily related to advisory, legal and other professional fees, the acceleration of stock-based compensation, and other merger-related expenses. These expenses have been

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

presented along with the negative goodwill gain in the merger and acquisition expenses line in the Company’s consolidated statements of operations and comprehensive income, and are composed of the following:

Year Ended December 31, 2010
Negative goodwill gain	$(95,788)
Transaction expenses	27,631
Acceleration of stock-based compensation	19,381

Merger and acquisition expenses	$(48,776)

It is not practicable to separately disclose the revenue and earnings of Harbor Point from the date of the Amalgamation included in the Company’s consolidated financial statements. Subsequent to the Amalgamation, the Company restructured its operations and organizational structure. This restructuring included, among other things, the amalgamation of the principal Harbor Point operating entity with the principal Alterra operating entity. As a result of the restructuring, several Harbor Point entities no longer exist or have been amalgamated with Alterra entities. Consequently, it is not practicable to allocate revenue and earnings to Harbor Point entities for the period from May 12 to December 31, 2010 as they are not distinguishable from revenue and earnings of Alterra entities.

Supplemental Pro Forma Information (unaudited)

Operating results of Harbor Point have been included in the consolidated financial statements from the May 12, 2010 date of the Amalgamation. The following selected unaudited pro forma financial information for the year ended December 31, 2010 is provided, for informational purposes only, to present a summary of the combined results of the Company and Harbor Point assuming the Amalgamation occurred on January 1, 2010. The unaudited pro forma data does not necessarily represent results that would have occurred if the Amalgamation had taken place at the beginning of the period presented, nor is it necessarily indicative of future results.

2010
(unaudited)
Gross premiums written	$1,794,066
Net premiums earned	1,391,379
Total revenue	1,665,460
Net income	292,566
Basic earnings per share	$2.49
Diluted earnings per share	$2.48

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

6. GOODWILL AND INTANGIBLE ASSETS

During the year ended December 31, 2011, Alterra E&S sold the renewal rights to the business written by the Company’s contracted general agent distribution channel, or contract binding business. The Company recognized an $841 net gain on the sale, which is included in other income in the consolidated statements of operations and comprehensive income. The net gain included the derecognition of $1,000 of goodwill, being the portion of the goodwill recorded on the acquisition of Alterra E&S which was allocated to that part of the business.

During the year ended December 31, 2010, the Company recorded intangible assets with a definite-life of $6,000 for customer and broker relationships and intangible assets with an indefinite-life of $6,200 for insurance licenses on the acquisition of Harbor Point. The intangible assets with a definite-life are being amortized over a period of 4 years. The amortization of the definite-life intangible assets is included within general and administrative expenses in the consolidated statements of operations and comprehensive income.

	Goodwill	Intangible assets with an indefinite life	Intangible assets with a definite life	Total
Balance at December 31, 2010	$20,173	$34,713	$4,190	$59,076
Derecognition during the year	(1,000)	—	—	(1,000)
Amortization during the year	—	—	(1,965)	(1,965)

Balance at December 31, 2011	$19,173	$34,713	$2,225	$56,111
Amortization during the year	—	—	(1,360)	(1,360)

Balance at December 31, 2012	$19,173	$34,713	$865	$54,751

As of December 31, 2012, goodwill was allocated to the segments as follows: U.S. insurance $10,975 (December 31, 2011-$10,975); and Alterra at Lloyd’s $8,198 (December 31, 2011-$8,198).

The estimated amortization expense in 2013 for the definite-life intangible asset is $865.

7. PROPERTY AND CASUALTY LOSSES AND LOSS ADJUSTMENT EXPENSES

The establishment of the provision for outstanding losses and loss adjustment expenses is based on known facts and interpretation of circumstances and is, therefore, a complex and dynamic process influenced by a large variety of factors. These factors include the Company’s experience with similar cases and historical trends involving claim payment patterns, pending levels of unpaid claims, product mix or concentration, claim severity and frequency patterns such as those caused by natural disasters, fires or accidents, depending on the business assumed.

Other factors include the continually evolving and changing regulatory and legal environment, actuarial studies, professional experience and expertise of the Company’s management and independent adjusters retained to handle individual claims, the quality of the data used for projection purposes, existing claims management and settlement practices, the effect of inflationary trends on future claims settlement costs, court decisions, economic conditions and public attitudes. In addition, time can be a critical part of the provision determination, since the longer the time span between incidence of a loss and the payment or settlement of the claims, the more variable the ultimate settlement amount can be. Consequently, the establishment of the provision for outstanding losses and benefits relies on the judgment and opinion of a large number of individuals, on historical precedent and trends, on prevailing legal, economic, social and regulatory trends and on expectations as to future developments. The process of determining the provision necessarily involves risks that the actual results will deviate, perhaps substantially, from the best estimate made.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

The summary of changes in outstanding property and casualty losses as of December 31, 2012, 2011 and 2010 is as follows:

	2012	2011	2010
Gross balance at January 1	$4,216,538	$3,906,134	$3,178,094
Less: Reinsurance recoverables and deferred charges	(1,035,004)	(921,326)	(965,316)

Net balance at January 1	3,181,534	2,984,808	2,212,778

Net loss reserves acquired in the purchase of Harbor Point (1)	—	—	879,519
Incurred losses related to:
Current year	1,007,747	1,085,863	765,445
Prior years	(81,302)	(140,270)	(110,604)

Total incurred	926,445	945,593	654,841

Paid losses related to:
Current year	(141,596)	(172,568)	(171,610)
Prior years	(542,352)	(576,019)	(574,725)

Total paid	(683,948)	(748,587)	(746,335)

Foreign currency revaluation	8,763	(280)	(15,995)
Net balance at December 31	3,432,794	3,181,534	2,984,808
Plus: Reinsurance recoverables and deferred charges	1,257,550	1,035,004	921,326

Gross balance at December 31	$4,690,344	$4,216,538	$3,906,134

(1)	Net loss reserves acquired in the purchase of Harbor Point includes the elimination of $42,842 of losses and benefits recoverable due from Harbor Point at the Amalgamation date.

Year Ended December 31, 2012

Incurred losses related to prior years of $(81,302) for the year ended December 31, 2012 comprise the following components:

•

Net favorable development for the Company’s global insurance segment of $44,264, excluding the development associated with changes in premium estimates described below; $19,785 of which was recognized on professional liability and $11,480 on excess liability lines of business, primarily on the 2006 and 2007 years, and $9,258 on the short tail property line of business from the 2010 and 2011 years;

•

Net unfavorable development for the U.S. insurance segment of $7,988, including $7,518 and $3,163 of net unfavorable development on the general liability and property lines of business, respectively, relating to the segment’s contract binding business for the 2011 and prior years;

•

Net favorable development for the reinsurance segment of $53,372, excluding the development associated with changes in reinsurance premium estimates described below. The Company recorded net favorable development on long tail lines of business, including $28,062 from general casualty primarily on the 2002 year and $19,808 on whole account line of business primarily on 2006-2007 years. This was partially offset by unfavorable development of $17,357 on medical malpractice primarily on 2008-2011 years. The Company recorded net favorable development on short tail lines of business including $7,115 on property primarily on the 2010 and 2011 years;

•

Net favorable development for the Alterra at Lloyd’s segment of $1,161, principally recognized on the financial institutions and professional liability lines of business partially offset by net unfavorable development on international casualty;

•

Net unfavorable development of $7,923 arising from increases in reinsurance premium estimates. Changes in premium estimates occur on prior year contracts each year as the Company receives additional information on the underlying exposures insured and the associated loss is recorded, at the original loss ratio, concurrently with the premium adjustment. The unfavorable development was offset by an increase in net earned premium net of acquisition costs of $8,480; and

•	Net unfavorable development of $1,584 arising from increases in premium estimates in the global insurance segment.

Year Ended December 31, 2011

Incurred losses related to prior years of $(140,270) for the year ended December 31, 2011 comprise the following components:

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

•

Net favorable development for the Company’s global insurance segment of $65,365; $20,983 of which was recognized on excess liability and $15,701 on professional liability lines of business, primarily on the 2005 and 2006 years, and $30,192 on the short tail property and aviation lines of business from the 2010 and 2009 years;

•

Net unfavorable development for the U.S. insurance segment of $9,950, including $6,742 and $4,215 of net unfavorable development on the general liability and property lines of business, respectively, relating to the segment’s contract binding business for the 2010 – 2007 years;

•

Net favorable development for the reinsurance segment of $80,579, excluding the development associated with changes in reinsurance premium estimates described below. The Company recorded net favorable development on long tail lines of business, including $11,580 from workers’ compensation primarily on the 2001 year and $8,156 on professional liability primarily on 2009 and prior years, offset by unfavorable development of $7,867 on medical malpractice primarily on 2010 and 2009 years. The Company recorded net favorable development on short tail lines of business including $27,138 on property primarily on the 2010 and prior years, and $11,219 on aviation primarily on the 2008 and 2007 years;

•	Net favorable development for the Alterra at Lloyd’s segment of $17,340, principally recognized on the financial institutions and property lines of business;

•

Net unfavorable development of $14,278 arising from increases in reinsurance premium estimates. Changes in premium estimates occur on prior year contracts each year as the Company receives additional information on the underlying exposures insured and the associated loss is recorded, at the original loss ratio, concurrently with the premium adjustment. The unfavorable development was partially offset by an increase in net earned premium net of acquisition costs of $12,900; and

•	Net favorable development of $1,214 arising from decreases in premium estimates in the global insurance segment.

Year Ended December 31, 2010

Incurred losses related to prior years of $(110,604) for the year ended December 31, 2010 comprise the following components:

•

Net favorable development for the Company’s global insurance segment of $45,221; $22,056 of which was recognized on professional liability and $8,327 on general casualty lines of business, primarily on the 2006 and prior years, and $14,838 on the short tail property and aviation lines of business from the 2009 and 2008 years;

•

Net favorable development for the U.S. insurance segment of $850, including $3,050 of net favorable development on the property line of business offset by net unfavorable development of $2,000 on the marine line of business;

•

Net favorable development for the reinsurance segment of $44,597, excluding the development associated with changes in reinsurance premium estimates described below. The Company recorded net favorable development on long tail lines of business, including $16,817 from general casualty primarily on 2002-2009 years, $15,862 on workers compensation primarily on 2005 and prior years, and $10,696 on whole account primarily on 2005 and 2006 years, offset by unfavorable development of $12,212 on professional liability primarily on 2007-2009 years. The Company recorded net favorable development on short tail lines of business primarily on the 2009 and prior years, including $24,858 on property, offset by unfavorable development of $9,523 on the marine and energy lines of business;

•	Net favorable development for the Alterra at Lloyd’s segment of $14,879, principally recognized on the property and financial institutions line of business;

•

Net favorable development of $7,860 arising from reductions in reinsurance premium estimates. Changes in premium estimates occur on prior year contracts each year as the Company receives additional information on the underlying exposures insured and the associated loss is recorded, at the original loss ratio, concurrently with the premium adjustment. The favorable development was offset by a decrease in net earned premium net of acquisition costs of $8,510; and

•	Net unfavorable development of $2,803 arising from increases in premium estimates in the global insurance segment.

Included in deposit liabilities as of December 31, 2012 is $71,937 (2011—$90,668) related to reinsurance contracts that do not transfer sufficient risk to be accounted for as reinsurance.

8. LIFE AND ANNUITY BENEFITS

The Company enters into long duration contracts which subject the Company to mortality, longevity and morbidity risks and which are accounted for as life and annuity premiums earned. Life and annuity benefit reserves are established using appropriate assumptions for investment yields, mortality, morbidity, lapse and expenses, including a provision for adverse deviation. The Company establishes and reviews its life and annuity reinsurance reserves regularly based upon cash flow projection models utilizing data provided by clients and actuarial models. The Company establishes and maintains its life and

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

annuity reinsurance reserves at a level that the Company estimates will, when taken together with future premium payments and investment income expected to be earned on associated premiums, be sufficient to support all future cash flow benefit obligations and third party servicing obligations as they become payable. The assumptions used to determine policy benefit reserves are best estimate assumptions that are determined at the inception of the contracts and are locked-in throughout the life of the contract unless a premium deficiency develops. The assumptions are reviewed no less than annually and are un-locked if they result in a material reserve change. The Company establishes these estimates based upon transaction specific historical experience, information provided by the ceding company and industry experience studies. Actual results could differ materially from these estimates. As the experience on the contracts emerges, the assumptions are reviewed by management. The Company determines whether actual and anticipated experience indicates that existing policy reserves, together with the present value of future gross premiums, are sufficient to cover the present value of future benefits, settlement and maintenance costs and to recover unamortized acquisition costs. If such a review produces reserves in excess of those currently held then the lock-in assumptions are revised and an additional life and annuity benefit reserve is recognized at that time. The average reserve valuation rate for the life and annuity benefit reserves is 5.0% and 5.0% as of December 31, 2012 and 2011, respectively.

Life and annuity benefits as of December 31, 2012 and 2011 were:

	2012	2011
Life	$155,113	$161,798
Annuities	909,030	921,957
Accident and health	95,402	106,942

	$1,159,545	$1,190,697

As of December 31, 2012 and 2011, the largest life and annuity benefits reserve for a single client were 35.7% and 35.3% of the total, respectively.

As of December 31, 2012, losses recoverable relating to life and annuity contracts of $32,027 (2011—$33,115) are included in losses and benefits recoverable from reinsurers in the accompanying consolidated balance sheets.

No annuities included in life and annuity benefits in the accompanying consolidated balance sheets are subject to discretionary withdrawal. Included in deposit liabilities as of December 31, 2012 are annuities of $2,354 (2011—$2,659) that are subject to discretionary withdrawal. Deposit liabilities also include $36,609 as of December 31, 2012 (2011—$39,108) representing the account value of a universal life reinsurance contract.

9. REINSURANCE

The Company utilizes quota share reinsurance and retrocession agreements principally to allow the Company to provide additional underwriting capacity to clients while reducing the net liability on the portfolio of risks. The Company also utilizes excess of loss reinsurance to protect against single large events, including natural catastrophes. The Company’s reinsurance and retrocession agreements provide for recovery of a portion of losses and benefits from reinsurers. Losses and benefits recoverable from reinsurers are recorded as assets. Net losses and loss expenses and claims and policy benefits are net of recoveries from reinsurers of $383,531 for the year ended December 31, 2012 (2011 —$245,175; 2010 —$166,189) under these agreements.

As of December 31, 2012, 85.5% of losses recoverable were with reinsurers rated “A” or above by A.M. Best Company, 7.7% were rated “A-”, 0.4% were rated “B++” and the remaining 6.4% were with “NR-not rated” reinsurers. Grand Central Re, a Bermuda domiciled reinsurance company in which Alterra Bermuda has a 7.5% equity investment, is the largest “NR-not rated” retrocessionaire and accounted for 2.7% of losses recoverable as of December 31, 2012. As security for outstanding loss obligations, the Company retains funds from Grand Central Re amounting to 135.5% of its obligations. Of the remaining amounts with “NR-not rated” retrocessionaires, the Company retains collateral equal to 82.5% of the losses and benefits recoverable. The Company’s losses and benefits recoverable are not due for payment until the underlying loss has been paid. As of December 31, 2012, 96.2% of the Company’s losses and benefits recoverable were not due for payment.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

The effect of reinsurance and retrocessional activity on premiums written and earned for the years ended December 31, 2012, 2011 and 2010 was:

	Premiums written			Premiums earned
Property and casualty	2012	2011	2010	2012	2011	2010
Direct	$884,708	$827,899	$764,746	$865,522	$773,970	$768,842
Assumed	1,083,902	1,072,811	641,050	1,094,315	1,068,511	804,870
Ceded	(651,368)	(471,712)	(370,763)	(597,131)	(420,498)	(405,761)

Net	1,317,242	1,428,998	1,035,033	1,362,706	1,421,983	1,167,951

Life and annuity
Assumed	2,848	3,356	4,935	2,848	3,356	4,935
Ceded	(331)	(365)	(400)	(331)	(365)	(400)

Net	2,517	2,991	4,535	2,517	2,991	4,535

Total	$1,319,759	$1,431,989	$1,039,568	$1,365,223	$1,424,974	$1,172,486

10. DERIVATIVE INSTRUMENTS

The Company recognizes all derivative instruments as either assets or liabilities in the consolidated balance sheets and measures them at fair value.

The Company uses various interest rate-linked derivatives, including swaptions, swaps and futures to manage the interest rate exposure of its fixed maturity investment portfolio. The Company also uses various foreign currency forward contracts, money market futures, credit derivatives and interest rate swaps as part of a total investment strategy applied to a portion of the Company’s investment portfolio. The Company may also hold convertible bond securities, with embedded equity call options, for their total return potential. None of the derivatives used were designated as hedging investments.

The fair values of derivative instruments as of December 31, 2012 were:

Derivatives not designated as hedging instruments	Derivative assets Fair Value	Derivative liabilities Fair Value
Interest rate-linked derivatives	$132	$(574)
Foreign exchange forward contracts	330	(376)

Total derivatives	$462	$(950)

The fair values of derivative instruments as of December 31, 2011 were:

Derivatives not designated as hedging instruments	Derivative assets Fair Value	Derivative liabilities Fair Value
Convertible bond equity call options	$2,516	$—
Interest rate-linked derivatives	188	(4,784)
Credit default swaps	187	(526)
Money market futures	501	—
Foreign exchange forward contracts	700	(448)

Total derivatives	$4,092	$(5,758)

The derivative assets and liabilities are included within other investments in the consolidated balance sheets.

As of December 31, 2012, the Company had outstanding interest rate swaps and swaptions of $52,000 in notional long positions and $62,700 in notional short positions (December 31, 2011—$42,700 and $104,700, respectively). As of December 31, 2012, the Company had outstanding credit default swaps of $nil in notional long positions and $nil in notional short positions (December 31, 2011—$2,500 and $9,300, respectively). As of December 31, 2012, the Company had outstanding money market futures contracts with a notional value of $nil (December 31, 2011—$300,000). As of December 31, 2012, the Company had outstanding foreign currency forward contracts of $10,351 in long positions and $145,922 in short positions (December 31, 2011—$13,716 and $53,634, respectively). As of December 31, 2012, the Company held $2,339 (December 31, 2011—$94,453) of convertible bond securities, including the fair value of the equity call options embedded therein.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

The impact of derivative instruments on the consolidated statement of operations and comprehensive income for the year ended December 31, 2012, 2011 and 2010 was:

Derivatives not designated as hedging instruments	2012 Amount of Gain or (Loss) Recognized in Income on Derivatives	2011 Amount of Gain or (Loss) Recognized in Income on Derivatives	2010 Amount of Gain or (Loss) Recognized in Income on Derivatives
Convertible bond equity call options	$1,742	$(2,526)	$(17)
Interest rate-linked derivatives	5,448	(14,116)	(11,645)
Credit default swaps	169	(178)	—
Money market futures	976	2,164	—
Foreign exchange forward contracts	(2,089)	1,037	(287)

Total derivatives	$6,246	$(13,619)	$(11,949)

The gain (loss) on all derivative instruments is included within net realized and unrealized gains (losses) on investments in the consolidated statement of operations and comprehensive income.

11. SENIOR NOTES

On September 27, 2010, Alterra Finance, a wholly-owned indirect subsidiary of Alterra, issued $350,000 principal amount of 6.25% senior notes due September 30, 2020 with interest payable on March 30 and September 30 of each year, or the 6.25% senior notes. The 6.25% senior notes are Alterra Finance’s senior unsecured obligations and rank equally in right of payment with all of Alterra Finance’s future unsecured and unsubordinated indebtedness and rank senior to all of Alterra Finance’s future subordinated indebtedness. The 6.25% senior notes are fully and unconditionally guaranteed by Alterra on a senior unsecured basis. The guarantee ranks equally with all of Alterra’s existing and future unsecured and unsubordinated indebtedness and ranks senior to all of Alterra’s future subordinated indebtedness. The effective interest rate related to the 6.25% senior notes, based on the net proceeds received, was 6.37%. The proceeds, net of issuance costs, from the sale of the 6.25% senior notes were $346,883 and were used to repay a $200,000 revolving bank loan outstanding under a credit facility, with the remainder used for general corporate purposes.

Alterra Finance is a finance subsidiary and has no independent activities, assets or operations other than in connection with the 6.25% senior notes.

On April 16, 2007, Alterra USA privately issued $100,000 principal amount of 7.20% senior notes due April 14, 2017 with interest payable on April 16 and October 16 of each year, or the 7.20% senior notes. The 7.20% senior notes are Alterra USA’s senior unsecured obligations and rank equally in right of payment with all existing and future senior unsecured indebtedness of Alterra USA. The 7.20% senior notes are fully and unconditionally guaranteed by Alterra. The effective interest rate related to the 7.20% senior notes, based on the net proceeds received, was 7.27%. The net proceeds from the sale of the 7.20% senior notes were $99,497, which were used to repay a bank loan used to acquire Alterra E&S. Following repurchases of $8,456 and $915 principal amount in December 2008 and December 2009, respectively, the principal amount of the 7.20% senior notes outstanding as of December 31, 2012 was $90,629.

The Company has the option to redeem both the 6.25% senior notes and the 7.20% senior notes at any time, in whole or in part, at a “make-whole” redemption price, which is equal to the greater of the aggregate principal amount or the sum of the present values of the remaining scheduled payments of principal and interest.

Interest expense in connection with the senior notes was $28,400, $26,874 and $12,100 for the years ended December 31, 2012, 2011and 2010, respectively.

12. PENSION AND DEFERRED COMPENSATION

The Company provides pension benefits to eligible employees and their dependents through various defined contribution plans, which vary for each subsidiary. Under these plans, the Company and its employees each contribute a certain percentage of the employee’s gross salary into the plan each month. The Company’s contributions are immediately 100% vested. Pension expenses totaled $5,194, $5,017 and $6,922 for the years ended December 31, 2012, 2011 and 2010, respectively, and are included within general and administrative expenses in the consolidated statements of operations and comprehensive income.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

13. EQUITY CAPITAL

Common Shares

The holders of common shares are entitled to one vote per paid up share subject to certain provisions of the Company’s bye-laws that reduce the total voting power of any U.S. shareholder owning, directly or indirectly, beneficially or otherwise to less than 9.5% of total voting power of our capital stock.

On May 12, 2010, as a result of the Amalgamation, the Company issued 3.7769 Alterra common shares (and cash in lieu of fractional shares) for each outstanding Class A voting common share of Harbor Point, resulting in 62,479,281 Alterra common shares being issued to the former holders of Class A voting common shares of Harbor Point. Based on the closing price of Alterra common shares on May 12, 2010, these common shares had an aggregate value of $1,435,774.

The Board of Directors of the Company declared the following dividends during 2012 and 2013:

Date Declared	Dividend per share	Dividend to be paid to shareholders of record on	Payable On
February 5, 2013	$0.16	February 19, 2013	March 5, 2013
November 6, 2012	$0.16	November 20, 2012	December 4, 2012
August 7, 2012	$0.16	August 21, 2012	September 4, 2012
May 8, 2012	$0.14	May 22, 2012	June 5, 2012
February 8, 2012	$0.14	February 22, 2012	March 7, 2012

During the year ended December 31, 2012, the Company repurchased 6,883,681 common shares at an average price of $23.04 per common share and 29,826 warrants at an average price of $3.79, for a total amount of $158,688, including the costs incurred to effect the repurchases. Of the amount repurchased during the year ended December 31, 2012, 6,626,684 common shares and 29,826 warrants were repurchased under the Board-approved share repurchase authorization. As of December 31, 2012, the remaining authorization under the Company’s Board-approved share repurchase program was $301,718.

As of December 31, 2012, the Company’s total authorized share capital is $220,000. Authorized but unissued shares may be issued as common or preferred shares as the Board may from time to time determine.

14. SHARE BASED EQUITY AWARDS

At Alterra’s May 5, 2008 Annual General Meeting of Shareholders, Alterra’s shareholders approved the adoption of the 2008 Stock Incentive Plan, or the 2008 Plan, under which the Company may award, subject to certain restrictions, incentive stock options, non-qualified stock options, restricted stock, restricted stock units, share awards and other awards. The 2008 Plan is administered by the Compensation Committee of the Board of Directors, or the Committee.

Prior to adoption of the 2008 Plan, the Company made awards of equity compensation under a stock incentive plan approved by the shareholders in June 2000, as subsequently amended, or the 2000 Plan. Effective upon the adoption of the 2008 Plan, unused shares from the 2000 Plan became unavailable for future awards and instead are used only to fulfill obligations from outstanding option awards or reload obligations pursuant to grants originally made under the 2000 Plan.

In May 2010, in connection with the Amalgamation, the Company issued replacement warrants, options and restricted stock awards to holders of Harbor Point warrants, options and restricted stock awards. The replacement warrants were issued in connection with the surrender of the original warrants and the replacement options and restricted stock awards were issued under the terms and conditions of the Harbor Point Limited Amended and Restated 2006 Equity Incentive Plan, as amended, or the 2006 Plan, and together with the 2008 Plan and the 2000 Plan, the Plans. The 2006 Plan was approved by Harbor Point’s shareholders on November 17, 2006 and is administered by the Committee.

Warrants

On May 12, 2010, the Company issued 8,911,449 replacement warrants in connection with the Amalgamation. The warrants were originally issued by Harbor Point to founding shareholders and employees in connection with the purchase of shares at the time of its formation. The warrants held by non-employees are subject to anti-dilution provisions which, in the event of certain specified events including payment of cash dividends, provide the holder of the warrant the option to have the exercise price and number of warrants adjusted such that the holder of the warrant is in the same economic position as if the warrant had been exercised immediately prior to such event, or receive the cash dividends upon exercise of the warrant. The warrants held by employees are entitled to receive accumulated cash dividends upon exercise of the warrants. The warrant expiration dates range from December 15, 2015 to May 15, 2016.

The fair value of the replacement warrants issued pursuant to the Amalgamation was estimated using the Black Scholes option pricing model with the following weighted average assumptions:

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

Warrant valuation assumptions:
Expected remaining warrant life	3.7 years
Expected dividend yield	—
Expected volatility	37.70%
Risk-free interest rate	1.82%
Forfeiture rate	—

Warrant related activity is as follows:

	Warrants Outstanding	Warrants Exercisable	Weighted Average Exercise Price	Weighted Average Fair Value	Range of Exercise Prices
Balance, December 31, 2011	10,452,253	10,452,253	$19.33	$7.04	$19.08—$26.48
Additional warrants issued as a result of dividends declared	262,112	262,112	$18.82	$7.09	$18.60—$19.05
Repurchases of warrants	(29,826)	(29,826)	$26.48	$5.24	$26.48

Balance, December 31, 2012	10,684,539	10,684,539	$18.83	$7.05	$18.60—$26.48

On each of February 8, 2012, May 8, 2012, August 7, 2012 and November 6, 2012, Alterra declared dividends of $0.14, $0.14, $0.16 and $0.16 per share, respectively. These dividends resulted in a reduction in the weighted average exercise price of $0.49 and an increase in the number of warrants outstanding by 262,112 (issued at a weighted average grant date fair value per warrant of $7.09). As of December 31, 2012, a deferred dividend liability of $2,646 is included in accounts payable and accrued expenses in the consolidated balance sheets for those warrant holders who receive cash for dividends declared rather than the anti-dilution adjustment.

The warrants contain a “cashless exercise” provision that allows the warrant holder to surrender the warrants with notice of cashless exercise and receive a number of shares based on the market value of the Company’s shares. The cashless exercise provision results in a lower number of shares being issued than the number of warrants exercised. No warrants were exercised during the year ended December 31, 2012.

Stock Option Awards

Options that have been granted under the Plans have an exercise price equal to or greater than the fair market value of Alterra’s common shares on the date of grant and have a maximum ten-year term. The fair value of awards granted under the Plans are measured as of the grant date and expensed ratably over the vesting period of the award. All awards provide for accelerated vesting upon a change in control of Alterra. Shares issued under the Plans are made available from authorized but unissued shares.

On May 12, 2010, the Company issued 2,186,986 replacement options in connection with the Amalgamation. These awards were originally issued under the 2006 Plan. In addition, during the years ended December 31, 2012, 2011 and 2010, the Company issued 8,228 options, 59,876 options and 33,106 options, respectively, with a weighted average grant date fair value of $0.77, $0.70 and $1.54, respectively, under the 2000 Plan.

The fair value of options issued was estimated using the Black-Scholes option pricing model with the weighted average assumptions detailed below.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

	2012	2011	2010
Option valuation assumptions:
Expected remaining option life	0.2 years	0.2 years	3.9 years
Expected dividend yield	—	0.80%	2.25%
Expected volatility	21.52%	41.64%	37.41%
Risk-free interest rate	0.32%	0.07%	1.82%
Forfeiture rate	—	—	—

The Company recognized $62, $361 and $5,607 of stock-based compensation expense related to stock option awards for the years ended December 31, 2012, 2011 and 2010, respectively. Of these amounts, $4,409 for the year ended December 31, 2010 was recorded in merger and acquisition expenses. The remainder of the expense for the year ended December 31, 2010 and the expense for the years ended December 31, 2012 and December 31, 2011 were recorded in general and administrative expenses. The Company did not capitalize any cost of stock-based option award compensation. As of December 31, 2012, the total compensation cost related to non-vested stock option awards not yet recognized was $nil, as there were no unvested stock options.

The total intrinsic value of stock options exercised during the years ended December 31, 2012, 2011 and 2010 was $1,226, $1,790 and $2,053, respectively. The total intrinsic value of stock options outstanding at December 31, 2012 was $7,149 (vested options—$7,149).

A summary of the 2000 Plan related activity follows:

	Options Outstanding	Options Exercisable	Weighted Average Exercise Price	Fair Value of Options	Range of Exercise Prices
Balance, December 31, 2011	1,057,271	1,057,271	$22.86	$6.55	$8.85—$33.76
Options granted	8,228		$23.76	$0.77	$23.76
Options exercised	(188,721)		$17.29	$5.66	$8.85—$22.12
Options forfeited	(270,580)		$29.13	$6.95	$23.76—$33.76

Balance, December 31, 2012	606,198	606,198	$21.81	$6.57	$10.75—$29.76

A summary of the 2008 Plan related activity follows:

	Awards Available for Grant	Options Outstanding	Options Exercisable	Weighted Average Exercise Price	Fair Value of Options	Range of Exercise Prices
Balance, December 31, 2011	1,266,033	108,333	108,333	$15.75	$6.01	$15.75
Restricted stock granted	(478,874)
Restricted stock forfeited	38,616
Restricted stock units granted	(98,333)
Restricted stock units forfeited	434

Balance, December 31, 2012	727,876	108,333	108,333	$15.75	$6.01	$15.75

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

A summary of the 2006 Plan related activity follows:

	Awards Available for Grant	Options Outstanding	Options Exercisable	Weighted Average Exercise Price	Fair Value of Options	Range of Exercise Prices
Balance, December 31, 2011	1,016,501	2,074,436	2,058,191	$26.65	$5.20	$26.48—$30.82
Restricted stock granted	(272,181)
Restricted stock forfeited	114,910
Options forfeited	915,897	(915,897)		$26.48	$5.19	$26.48

Balance, December 31, 2012	1,775,127	1,158,539	1,158,539	$26.78	$5.21	$26.48—$30.82

Restricted Stock Awards

Restricted stock and restricted stock units, or RSUs, issued under the Plans have terms set by the Committee. These restricted stock and RSUs contain restrictions relating to, among other things, vesting, forfeiture in the event of termination of employment and transferability. Restricted stock and RSU awards are valued equal to the market price of the Company’s common stock on the date of grant. The fair value of the shares and RSUs is charged to income over the vesting period. Generally, restricted stock and RSU awards vest between three and five years after the date of grant. The Company has also issued restricted shares and RSUs with vesting terms that include a performance condition related to growth in book value per share or diluted book value per share over a three or a five year period.

In accordance with the accelerated vesting provisions in the event of a change in control, 1,339,982 restricted stock awards vested in May 2010 following the Amalgamation. Total compensation cost recognized for restricted stock and RSU awards was $22,108, $32,618 and $45,942 for the years ended December 31, 2012, 2011 and 2010, respectively. Of these amounts, $14,972 for the year ended December 31, 2010 was recorded in merger and acquisition expenses. The remainder of the expense for the year ended December 31, 2010 and the expense for the years ended December 31, 2012 and 2011 was recorded in general and administrative expenses. As of December 31, 2012, the total compensation cost related to restricted stock and RSU awards not yet recognized was $25,805, which is expected to be recognized over a weighted average period of 2.0 years.

On May 12, 2010, in conjunction with the Amalgamation, the Company issued $1,624,567 replacement restricted stock awards. The replacement awards were issued at a fair value of $22.98 per share.

During the year ended December 31, 2012, the Company issued 188,010 restricted shares and 9,062 RSUs with vesting terms that include a performance condition related to growth in book value per share over a three year period. These restricted shares were issued at fair value of $22.99 per share. The number of restricted shares that ultimately vest will range between 0% to 200% of the number of shares granted based upon actual performance results.

During the year ended December 31, 2010, the Company issued 503,861 restricted shares and 37,521 RSUs with vesting terms that include a performance condition related to growth in tangible book value per share over a five year period. These restricted shares and restricted share units were issued at a fair value of $18.62 per share. The number of restricted shares and restricted share units that ultimately vest will range between 0% to 100% of the number of shares granted based upon actual performance results.

For the years ended December 31, 2012, 2011 and 2010, $3,089, $1,758 and $1,149, respectively, has been recognized as compensation cost for awards that include a performance condition.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

A summary of the Company’s unvested restricted stock awards as of December 31, 2012 and changes during the year ended December 31, 2012 follow:

	Non-vested Restricted Stock	Weighted - Average Grant - Date Fair Value	Non-vested RSUs	Weighted - Average Grant - Date Fair Value
Balance, December 31, 2011	3,890,099	$22.00	278,629	$22.37
Awards granted	751,055	$23.08	98,333	$22.99
Awards vested	(1,013,261)	$22.28	—	$—
Awards forfeited	(153,526)	$21.92	(434)	$22.99

Balance, December 31, 2012	3,474,367	$22.15	376,528	$22.53

During the year ended December 31, 2012, the Company granted 751,055 restricted shares (2011- 1,255,314; 2010- 1,528,993) with a weighted average grant-date fair value per share of $23.08 (2011- $21.55; 2010- $22.05). During the year ended December 31, 2012, the Company granted 98,333 RSUs (2011- 83,396; 2010—201,618) with a weighted average grant-date fair value per share of $22.99 (2011- $21.38; 2010- $22.83).

Employee Stock Purchase Plan

On July 1, 2008, the Company introduced an employee stock purchase plan, or ESPP. The ESPP gives participating employees the right to purchase common shares of Alterra through payroll deductions during consecutive “Subscription Periods.” The Subscription Periods run from January 1 to June 30, and from July 1 to December 31 each year. Annual purchases by participants are limited to the number of whole shares that can be purchased by an amount equal to ten percent of the participant’s compensation or $25, whichever is less. The amounts that have been collected from participants during a Subscription Period are used on the “Exercise Date” to purchase full shares of common shares. An Exercise Date is generally the last trading day of a Subscription Period. The number of shares purchased is equal to the total amount, as of the Exercise Date, that has been collected from the participants through payroll deductions for that Subscription Period, divided by the “Purchase Price,” rounded down to the next full share. The Purchase Price is calculated as the lower of (i) 90 percent of the fair market value of a common share on the first day of the Subscription Period, or (ii) 90 percent of the fair market value of a common share on the Exercise Date. Participants may withdraw from an offering before the Exercise Date and obtain a refund of the amounts withheld through payroll deductions. Pursuant to the provisions of the ESPP, employees paid $1,351 to purchase 63,970 shares during 2012, $1,274 to purchase 64,070 shares during 2011 and $1,053 to purchase 62,326 shares during 2010. The Company recorded an expense for ESPP of $264, $229 and $220 for the years ended December 31, 2012, 2011 and 2010, respectively.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

15. INCOME TAXES

Alterra and Alterra Bermuda are incorporated in Bermuda and pursuant to Bermuda law are not taxed on either income or capital gains. They have each received an assurance from the Bermuda Minister of Finance under the Exempted Undertaking Tax Protection Act, 1966 of Bermuda that if there is enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, then the imposition of any such tax will not be applicable until March 2035. The Company’s subsidiaries that are based in the United States, Ireland and the United Kingdom are subject to the tax laws of those jurisdictions and the jurisdictions in which they operate. The tax years open to examination by national tax authorities are 2009 to the present for the U.S. subsidiaries, 2009 to the present for the Irish subsidiaries, and 2011 to the present for the U.K. subsidiaries.

For the years ended December 31, 2012, 2011 and 2010, the Company did not record any unrecognized tax benefits or expenses related to uncertain tax positions. Accordingly, the Company has not recorded any related interest or penalties during the years ended December 31, 2012, 2011 and 2010.

The Company records income taxes based on the enacted tax laws and rates applicable in the relevant jurisdictions for each of the years ended December 31, 2012, 2011 and 2010. Interest and penalties related to uncertain tax positions, of which there have been none, would be recognized in income tax expense.

The amount of income taxes paid may vary in comparison to the current income tax expense recognized in the period due to differences in the timing between the tax expense recognition and the required tax remittance. The lag in remittance can vary between the different jurisdictions in which the Company operates.

The components of income taxes attributable to operations for the years ended December 31, 2012, 2011 and 2010 were as follows:

	2012	2011	2010
Current expense (benefit):
United States	$(2,116)	$3,959	$7,052
Ireland	(319)	1,011	(347)
United Kingdom	4,536	1,742	5,401
Other	646	2,050	48

	2,747	8,762	12,154

Deferred expense (benefit):
United States	11,638	(12,261)	(7,645)
Ireland	(280)	(275)	561
United Kingdom	(1,773)	(5,715)	(914)
Other	(447)	(12)	—

	9,138	(18,263)	(7,998)

Income tax expense (benefit) on net income	$11,885	$(9,501)	$4,156

Income tax expense (benefit) on net income	$11,885	$(9,501)	$4,156
Income tax expense (benefit) on other comprehensive income	420	8,876	1,135

Total income tax expense (benefit)	$12,305	$(625)	$5,291

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

The Company’s income (loss) before income tax expense (benefit) was distributed as follows for the years ended December 31, 2012, 2011 and 2010, respectively:

	2012	2011	2010
Domestic:
Bermuda	$188,684	$67,958	$295,289
Foreign:
United States	(40,636)	(8,289)	(7,787)
Ireland	(5,467)	3,431	1,977
United Kingdom	11,862	(14,546)	16,615
Other	1,248	7,227	397

Income before income taxes	$155,691	$55,781	$306,491

The expected tax provision computed on pre-tax income at the weighted average tax rate has been calculated as the sum of the pre-tax income in each jurisdiction multiplied by that jurisdiction’s applicable statutory tax rate. Statutory tax rates of 0%, 35%, 12.5% and 24.5% have been used for Bermuda, the United States, Ireland and the United Kingdom, respectively. A reconciliation of the difference between the provision for income taxes and the expected tax provision at the weighted average tax rate is as follows for the years ended December 31, 2012, 2011 and 2010:

	2012	2011	2010
Expected income tax (benefit) expense computed on pre-tax income at weighted average income tax rate	$(11,715)	$(4,477)	$1,571
Addition to income tax expense (benefit) resulting from:
Valuation allowance on deferred tax assets	24,601	(3,485)	1,933
Prior year adjustment	(1,955)	(1,790)	609
Permanent differences	954	251	43

Income tax expense (benefit)	$11,885	$(9,501)	$4,156

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

The tax effects of temporary differences that give rise to significant portions of the deferred tax provision are as follows as of December 31, 2012, 2011 and 2010:

	2012	2011	2010
Deferred tax asset:
Net operating loss carryforward	$25,383	$14,845	$14,296
Deferred acquisition costs, net	—	—	3,852
Net unearned property and casualty premiums	13,269	11,493	5,168
Deferred compensation	14,863	15,475	12,262
Capitalized professional fees	1,381	1,527	1,625
Property and casualty losses	10,309	9,256	7,011
Other	924	865	1,013

Gross deferred tax asset	66,129	53,461	45,227
Less valuation allowance	34,310	14,343	17,828

Deferred tax asset	31,819	39,118	27,399

Deferred tax liability:
Net unrealized gains on available for sale securities	16,878	12,243	9,389
Untaxed profits	970	4,771	5,522
Capital asset amortization	3,970	3,055	3,780
Goodwill and intangibles amortization	4,207	3,398	3,293
Deferred ceding commissions, net	8,077	6,515	5,887
Other	—	1,327	1,020

Deferred tax liability	34,102	31,309	28,891

Net deferred tax (liability) asset	$(2,283)	$7,809	$(1,492)

As of December 31, 2012, 2011 and 2010, the Company had federal net operating loss carryforwards in its U.S. operating subsidiaries totaling $59,868, $35,154 and $37,548, respectively. Such net operating losses are currently available to offset future taxable income of the subsidiaries. Under applicable law, the U.S. net operating loss carryforwards expire between 2027 and 2032.

The Company’s net deferred tax asset or liability relates primarily to net operating loss carryforwards and GAAP versus tax basis accounting differences. The Company has provided a valuation allowance to reduce certain deferred tax assets to an amount that management expects will more likely than not be realized. Adjustments to the valuation allowance are made when there is a change in management’s assessment of the amount of deferred tax assets that are realizable. During 2012, the Company increased the valuation allowance by $19,967 in respect of U.S. operations due to the significant losses incurred in the U.S. The Company’s U.S. operations have generated losses in previous years resulting in net operating loss carryforwards. Accordingly, the Company reassessed its estimate of deferred tax assets that are more likely than not to be realized, resulting in an increase to the valuation allowance. During 2011, the Company recorded net reductions to the valuation allowance of $3,485 in respect of U.S. operations due to the taxable income generated in 2011.

16. RELATED PARTIES

The Chubb Corporation

Effective December 15, 2005, Harbor Point acquired the continuing operations and certain assets of Chubb Re, Inc., or Chubb Re, the assumed reinsurance division of The Chubb Corporation, or Chubb, a significant shareholder of Harbor Point at the time, and now a significant shareholder of Alterra. Pursuant to the transaction, Harbor Point and Federal Insurance Company, or Federal, the principal operating subsidiary of Chubb, entered into a runoff services agreement.

Under the runoff services agreement, the Company provides claims management services on Federal’s behalf with respect to reinsurance business of Federal produced by Chubb Re from December 7, 1998 to December 31, 2005. This agreement may be terminated at any time at the sole discretion of Federal. Except for certain direct claims costs, there is no consideration paid by Federal or Chubb Re to the Company under this agreement.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

The Company has entered into several reinsurance agreements with Federal and Chubb Re. The following is a summary of the amounts recognized in the accompanying consolidated balance sheets and consolidated statements of operations and comprehensive income related to these agreements since the Amalgamation:

	As of December 31, 2012	As of December 31, 2011
Balance Sheets
Premiums receivable	$4,409	$5,095
Losses and benefits recoverable from reinsurers	5,146	3,597
Unearned property and casualty premiums	14,967	17,247
Property and casualty losses	202,294	253,214
Funds withheld from reinsurers	575	1,210

	For the Years Ended
	December 31, 2012	December 31, 2011	December 31, 2010
Statements of Operations
Gross premiums written	$15,770	$15,156	$8,946
Net earned premiums	16,697	17,537	9,803
Net losses and loss expenses	(6,675)	(2,911)	(8,615)
Acquisition costs	3,903	3,983	3,217

Grand Central Re Limited

The Company owns 7.5% of the ordinary shares of Grand Central Re. In conjunction with this investment, Alterra Bermuda entered into a quota share retrocession agreement with Grand Central Re that requires each of Alterra Bermuda and Grand Central Re to retrocede a portion of their respective gross premiums written from certain transactions to the other party. Alterra Bermuda has not ceded any new business to Grand Central Re since 2003.

The accompanying consolidated balance sheets and consolidated statements of operations and comprehensive income include, or are net of, the following amounts related to the quota share retrocession agreement with Grand Central Re:

	As of December 31, 2012	As of December 31, 2011
Balance Sheets
Losses and benefits recoverable from reinsurers	$34,277	$34,925
Deposit liabilities	11,038	11,835
Funds withheld from reinsurers	57,498	74,625
Reinsurance balance payable	207	30

	For the Years Ended
	December 31, 2012	December 31, 2011	December 31, 2010
Statements of Operations
Reinsurance premiums ceded	$331	$365	$494
Earned premiums ceded	331	365	494
Other income	100	100	100
Net losses and loss expenses	(364)	1,022	1,909
Claims and policy benefits	(1,905)	(1,926)	(2,132)
Interest expense	1,713	7,007	6,299

The variable quota share retrocession agreement with Grand Central Re is principally collateralized on a funds withheld basis. The rate of return on funds withheld is based on the average of two total return fixed maturity indices. The interest expense recognized by the Company will vary from period to period due to changes in the indices.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

New Point IV Limited

The Company owns 34.8% of the outstanding common shares of New Point IV, a Bermuda domiciled company incorporated in 2011. In conjunction with this investment, Alterra Agency and Alterra Bermuda entered into an underwriting services agreement with New Point Re IV, a wholly-owned subsidiary of New Point IV. The fees associated with this agreement for the years ended December 31, 2012 and 2011 were $9,153 and $797, respectively.

Bay Point Holdings Limited

The Company owns 13.8% of the outstanding common shares of Bay Point. In conjunction with this investment, Alterra Bermuda entered into a quota share reinsurance agreement to cede 30% of its property-related lines of business to Bay Point Re Limited, a Bermuda-domiciled, wholly-owned reinsurance subsidiary of Bay Point that is managed by Alterra Agency. This quota share reinsurance agreement expired on December 31, 2007. As of December 31, 2012, $2,491 (December 31, 2011—$1,858) was included in premiums receivable and $3,285 (December 31, 2011—$5,099) in losses and benefits recoverable from reinsurers related to this agreement.

Investment Managers

Asset Allocation & Management Company LLC, or AAM, an affiliate of one of the Company’s significant shareholders, and an affiliate of two of the Company’s directors, received aggregate investment management fees from the Company of $609, $725, and $417 during the years ended December 31, 2012, 2011 and 2010, respectively.

Moore Capital Management, LLC, or Moore Capital, an affiliate of one of the Company’s significant shareholders, received aggregate management and incentive fees from the Company of $228, $356 and $643, respectively, in respect of the Company’s assets invested in an underlying fund managed by Moore Capital during the years ended December 31, 2012, 2011 and 2010.

Investment fees incurred on the Company’s hedge funds are included in net realized and unrealized gains (losses) on investments in the consolidated statements of operations and comprehensive income.

17. STATUTORY REQUIREMENTS AND DIVIDEND RESTRICTIONS

Alterra’s ability to pay dividends is dependent on the ability of its subsidiaries to pay dividends. As described below, Alterra’s subsidiaries are subject to certain regulatory restrictions on the payment of dividends along with being limited by applicable laws of Bermuda, Ireland, the United Kingdom and the United States. Alterra Bermuda is also subject to certain restrictions under its credit facilities that affect its ability to pay dividends. As of December 31, 2012, $560,598 ($574,033 as of December 31, 2011) in aggregate dividends could be paid by Alterra’s subsidiaries to Alterra without restriction. As of December 31, 2012, restricted net assets of Alterra’s consolidated subsidiaries were $2,223,597 ($2,380,556 as of December 31, 2011).

Statutory capital and surplus and statutory net income information for the Bermuda, Ireland and U.S. insurance and reinsurance subsidiaries of the Company as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010 is summarized below.

	Bermuda		Ireland		U.S.
December 31	2012	2011	2012	2011	2012	2011
Required statutory capital and surplus	$1,088,759	$1,016,287	$26,066	$24,365	$92,182	$72,999
Actual statutory capital and surplus	$1,993,674	$2,159,244	$154,122	$152,825	$671,627	$676,477

Statutory net income	Bermuda	Ireland	U.S.
Year ended December 31, 2012	$201,430	$(944)	$(12,321)
Year ended December 31, 2011	$131,582	$3,582	$9,145
Year ended December 31, 2010	$227,378	$3,947	$(5,705)

Bermuda

Under the Bermuda Insurance Act, 1978 and related regulations, Alterra Bermuda is subject to capital requirements calculated using the Bermuda Solvency and Capital Requirement, or BSCR model, which is a standardized statutory risk-based capital model used to measure the risk associated with Alterra Bermuda’s assets, liabilities and premiums. Alterra Bermuda’s required statutory capital and surplus under the BSCR model is referred to as the enhanced capital requirement, or ECR. Alterra

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

Bermuda is required to calculate and submit the ECR to the Bermuda Monetary Authority, or the BMA, annually. Following receipt of the submission of Alterra Bermuda’s ECR the BMA has the authority to impose additional capital requirements (capital add-ons) if it deems necessary. If a company fails to maintain or meet its ECR, the BMA may take various degrees of regulatory action. As of December 31, 2012, Alterra Bermuda met its ECR.

The principal difference between statutory capital and surplus and shareholders’ equity presented in accordance with GAAP is deferred acquisition costs, which are non-admitted assets for statutory purposes.

Alterra Bermuda is also required under its Class 4 license to maintain a minimum liquidity ratio whereby the value of its relevant assets is not less than 75% of the amount of its relevant liabilities for general business. Relevant assets include cash and cash equivalents, fixed maturities, other investments, accrued interest income, premiums receivable, losses recoverable from reinsurers and funds withheld. The relevant liabilities are total general business insurance reserves and total other liabilities, less sundry liabilities. As of December 31, 2012, Alterra Bermuda met the minimum liquidity ratio requirement.

Alterra Bermuda may declare dividends subject to it continuing to meet its solvency and capital requirements, which includes continuing to hold statutory capital and surplus equal to or exceeding its ECR. Alterra Bermuda is prohibited from declaring or paying in any fiscal year dividends of more than 25% of its prior year’s statutory capital and surplus unless Alterra Bermuda files with the BMA a signed affidavit by at least two members of the Board of Directors attesting that a dividend would not cause the company to fail to meet its relevant margins. As of December 31, 2012, Alterra Bermuda could pay dividends in 2013 of approximately $498,419 ($539,811 as of December 31, 2011) without providing an affidavit to the BMA.

Ireland

Under Irish law, Alterra Europe is required to maintain technical reserves and a minimum solvency margin. As of December 31, 2012, Alterra Europe maintained sufficient technical reserves and met the minimum solvency margin requirement. Alterra Europe is prohibited from declaring or paying a dividend if such payment would reduce their respective regulatory capital below the required minimum as required by law and regulatory practice. As of December 31, 2012, Alterra Europe could pay dividends of approximately $115,023 ($116,277 as of December 31, 2011).

United States

Alterra Re USA, Alterra E&S and Alterra America, or the U.S. operating subsidiaries, file financial statements prepared in accordance with statutory accounting practices prescribed or permitted by U.S. insurance regulators. Statutory net income and statutory surplus, as reported to the insurance regulatory authorities, differ in certain respects from the amounts prepared in accordance with GAAP. The main differences between statutory net income and GAAP net income relate to deferred acquisition costs and deferred income taxes. In addition to deferred acquisition costs and deferred income tax assets, other differences between statutory surplus and GAAP shareholders’ equity include unrealized appreciation or decline in value of investments and non-admitted assets. As of December 31, 2012, each of the U.S. operating subsidiaries maintained sufficient statutory surplus and met the minimum solvency margin requirements.

The U.S. operating subsidiaries are subject to regulation by the domiciliary states of Delaware and Connecticut, as applicable. Dividends for each U.S. operating subsidiary are limited to the greater of 10% of policyholders’ surplus or statutory net income. In addition, dividends may only be declared or distributed out of earned surplus. As of December 31, 2012, in aggregate, approximately $20,132 of dividends ($nil as of December 31, 2011) could be paid by the U.S. operating subsidiaries.

United Kingdom and Lloyd’s

Lloyd’s sets the corporate members’ required capital annually based on the Syndicates’ business plans, rating environment, reserving environment and input arising from Lloyd’s discussions with, inter alia, regulatory and rating agencies. Such required capital is referred to as Funds at Lloyd’s, or FAL, and comprises cash and investments. The amount of cash and investments held as FAL as of December 31, 2012 was £172,415 in thousands of British pounds sterling ($280,260). The amount which the Company provides as FAL is not available for distribution to the Company for the payment of dividends. The Company’s corporate members may also be required to maintain funds under the control of Lloyd’s in excess of their capital requirements and such funds also may not be available for distribution to the Company for the payment of dividends.

Under U.K. law, all U.K. companies are restricted from declaring a dividend to their shareholders unless they have “profits available for distribution”. The calculation as to whether a company has sufficient profits is based on its accumulated realized profits minus its accumulated realized losses. U.K. insurance regulatory laws do not prohibit the payment of dividends but requires that companies maintain certain solvency margins and may restrict the payment of a dividend. As of December 31, 2012, in aggregate, approximately $42,047 of dividends ($34,222 as of December 31, 2011) could be paid by the Company’s U.K. subsidiaries.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

18. EARNINGS PER SHARE

Basic earnings per share is based on weighted average common shares outstanding and excludes any dilutive effect of warrants, options and convertible securities. Unvested share-based compensation awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are considered participating awards and are included in the computation of basic earnings per share. Non-participating unvested share-based compensation awards are excluded from the computation of basic earnings per share. Diluted earnings per share assumes the conversion of dilutive convertible securities and the exercise of dilutive stock warrants and options.

The following tables set forth the computation of basic and diluted earnings per share for the years ended December 31, 2012, 2011 and 2010:

	For the Years Ended
	2012	2011	2010
Basic earnings per share:
Net income	$143,806	$65,282	$302,335
Weighted average common shares outstanding—basic	98,012,424	105,249,683	94,682,279

Basic earnings per share	$1.47	$0.62	$3.19

Diluted earnings per share:
Net income	$143,806	$65,282	$302,335

Weighted average common shares outstanding—basic	98,012,424	105,249,683	94,682,279
Conversion of warrants	2,012,786	1,023,278	537,399
Conversion of options	128,204	124,022	183,258
Conversion of employee stock purchase plan	3,390	1,386	2,301
Non participating restricted shares	400,548	104,524	54,138

Weighted average common shares outstanding—diluted	100,557,352	106,502,893	95,459,375

Diluted earnings per share	$1.43	$0.61	$3.17

For the years ended December 31, 2012, 2011, and 2010, the impact of the conversion of warrants of 277,701, 294,225 and 220,669, respectively, was excluded from the computation of diluted earnings per share because the effect would have been anti-dilutive.

For the years ended December 31, 2012, 2011, and 2010, the impact of the conversion of options of 1,868,305, 2,954,611, and 2,719,726 was excluded from the computation of diluted earnings per share because the effect would have been anti-dilutive.

19. COMMITMENTS AND CONTINGENCIES

(a) Concentrations of credit risk

The Company’s portfolio of cash and fixed maturities is managed pursuant to guidelines that follow prudent standards of diversification. The guidelines limit the allowable holdings of a single issue and issuers. The Company believes that there are no significant concentrations of credit risk associated with its portfolio of cash and fixed maturities.

The Company’s portfolio of other investments is managed pursuant to guidelines that emphasize diversification and liquidity. Pursuant to these guidelines, the Company manages and monitors risk across a variety of investment funds and vehicles, markets and counterparties. The Company believes that there are no significant concentrations of credit risk associated with its other investments.

The Company’s investments are held by six different custodians. These custodians are all large financial institutions that are highly regulated. These institutions obtain an annual independent report on the operating effectiveness of the controls over their investment processes. The largest concentration of fixed maturities investments, by fair value, at a single custodian was $5,037,912 and $4,968,732 as of December 31, 2012 and 2011, respectively. The largest concentration of cash and cash equivalents at a single custodian was $416,390 and $529,887 at December 31, 2012 and 2011, respectively.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

The Company continues to monitors its exposure to the credit risk of European governments and European financial institutions. As of December 31, 2012, the fair value of European government securities the Company held was as follows:

	As of December 31, 2012
	Fair Value	% of Total
	(in thousands of U.S. Dollars)
France	$297,590	35.6%
Germany	281,758	33.7%
Netherlands	161,638	19.4%
United Kingdom	53,218	6.4%
Belgium	23,077	2.8%
Norway	7,381	0.9%
Denmark	4,487	0.5%
All others	6,183	0.7%

European government holdings	$835,332	100.0%

As of December 31, 2012, the Company held no government securities issued by Greece, Ireland, Italy, Portugal or Spain.

As of December 31, 2012, the Company held European corporate securities with a fair value of $808,124. The distribution by credit rating (using the lower of S&P and Moody’s ratings) was as follows:

	As of December 31, 2012
	Banking Institutions	Other Financial Institutions	Other Corporate	Total
	(in thousands of U.S. Dollars)
AAA	$262,645	$27,617	$1,822	$292,084
AA	76,827	1,561	58,863	137,251
A	130,893	5,185	186,110	322,188
BBB	12,156	2,223	26,248	40,627
BB	4,977	496	1,944	7,417
B	2,216	—	5,129	7,345
Not Rated	—	—	1,212	1,212

European corporate holdings	$489,714	$37,082	$281,328	$808,124

As of December 31, 2012, premiums receivable comprise amounts due within one year or amounts not yet due. Premiums receivable are generally due over the period of coverage of the policy. For both premiums due and not yet due, the Company’s credit risk is reduced by the contractual right to offset loss obligations or unearned premiums against premiums receivable. As of December 31, 2012 and 2011, the Company’s largest premiums receivable balances from a single client were 3.7% and 6.5%, respectively, of total premiums receivable.

For the years ended December 31, 2012, 2011 and 2010, brokered transactions accounted for the majority of the Company’s property and casualty gross premiums written. For the years ended December 31, 2012, 2011 and 2010, the top three brokers accounted for 23%, 22% and 11%; 24%, 18% and 12%; and 22%, 14% and 13%, respectively, of property and casualty gross premiums written.

(b) Lease commitments

The Company and its subsidiaries lease office space in the countries in which they operate under operating leases, which expire at various dates through 2021. Total rent and maintenance expense for the years ended December 31, 2012, 2011 and 2010 was $9,370, $8,214 and $6,272, respectively. The rent and maintenance expense under operating leases will range from $3,698 to $7,853 per year over the next five years.

(c) Credit Facilities

On December 16, 2011, Alterra and Alterra Bermuda entered into a $1,100,000 four-year secured credit facility, or the Senior Credit Facility, with Bank of America and various other financial institutions. The Senior Credit Facility provides for

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

secured letters of credit to be issued for the account of Alterra, Alterra Bermuda and certain other subsidiaries of Alterra and for loans to Alterra and Alterra Bermuda. Loans under the facility are subject to a sublimit of $250,000. Subject to certain conditions and at the request of Alterra, the aggregate commitments of the lenders under the Senior Credit Facility may be increased up to a total of $1,600,000.

In July 2009, Harbor Point Re Limited (now Alterra Bermuda) entered into a letter of credit facility with Citibank N.A. This credit facility provides up to GBP 30,000 for the issuance of secured letters of credit in support of the operations of the London branch of Alterra Europe, an indirect subsidiary of Alterra Bermuda.

In December 2012, Alterra Bermuda renewed a $75,000 letter of credit facility with The Bank of Nova Scotia, which expires on December 13, 2013.

On October 13, 2008, Alterra entered into a credit facility agreement with ING Bank N.V., London Branch. This credit facility provided up to GBP 60,000 for the issuance of letters of credit to provide capital in the form of Funds at Lloyd’s for Syndicate 1400. This facility expired in June of 2012.

The following table provides a summary of the credit facilities and the amounts pledged as collateral for the issued and outstanding letters of credit as of December 31, 2012 and December 31, 2011:

	Credit Facilities
(expressed in thousands of U.S. Dollars or Great Britain Pounds, as applicable)	U.S Dollar Facilities	Great Britain Pound Facilities
Letter of credit facility capacity as of:
December 31, 2012	$1,175,000	GBP	30,000

December 31, 2011	$1,175,000	GBP	90,000

Letters of credit issued and outstanding as of:
December 31, 2012	$670,861	GBP	16,774

December 31, 2011	$604,017	GBP	16,774

Cash and fixed maturities at fair value pledged as collateral as of:
December 31, 2012	$706,671	GBP	22,355

December 31, 2011	$800,460	GBP	22,537

Each of the credit facilities requires that the Company and/or certain of its subsidiaries comply with certain financial covenants, which may include a minimum consolidated tangible net worth covenant, a minimum issuer financial strength rating, and restrictions on the payment of dividends. The Company was in compliance with all of the financial covenants of each of its letter of credit facilities as of December 31, 2012.

(d) Legal Proceedings

The Company’s insurance and reinsurance subsidiaries are subject to litigation and arbitration in the normal course of their operations. These disputes principally relate to claims on policies of insurance and contracts of reinsurance and are typical for the Company and for participants in the property and casualty insurance and reinsurance industries in general. Such legal proceedings are considered in connection with estimating the Company’s reserve for property and casualty losses. An estimate of any amounts payable under such proceedings is included in the reserve for property and casualty losses in the consolidated balance sheet. As of December 31, 2012, based on available information, it was the opinion of the Company’s management that the ultimate resolution of pending or threatened litigation or arbitrations, both individually and in the aggregate, would not have a material effect on the Company’s financial condition, results of operations or liquidity.

(e) Commitments

On June 20, 2012, Alterra Holdings, a wholly-owned subsidiary of the Company, along with private equity funds sponsored by Stone Point Capital, LLC, including Trident V L.P., and several third party investors, executed a subscription agreement with New Point V Limited, or New Point V, to purchase common shares of New Point V. As of December 31, 2012 no shares had been subscribed; however, Alterra Holdings’ commitment under the subscription agreement with New Point V was $75,000. In January, 2013, Alterra Holdings invested $66,619 under the subscription agreement, following that investment Alterra Holdings’ remaining commitment was $8,381.

In connection with the planned Merger with Markel, the Company has a commitment for professional fees of $19,000 which will be incurred upon the successful closing of the Merger.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

20. SEGMENT INFORMATION

The Company monitors the performance of its underwriting operations in five segments: global insurance, U.S. insurance, reinsurance, Alterra at Lloyd’s, and life and annuity reinsurance.

Effective January 1, 2012, the Company redefined certain of its operating and reporting segments. Insurance business written by Alterra Insurance USA, which was previously reported within the global insurance segment, has been reclassified to the U.S. insurance segment. Alterra Insurance USA is a managing general underwriter for Alterra E&S and Alterra America, as well as various third party insurance companies, and is the Company’s principal insurance underwriting platform for retail distribution in the United States. Reinsurance business written for clients in Latin America through the Company’s offices in Rio de Janeiro, Bogotà and Buenos Aires was reclassified from the reinsurance and Alterra at Lloyd’s segments into a new Latin America segment.

Effective July 1, 2012, the Company further redefined its reporting segments by combining the reinsurance and Latin America segments into a single reinsurance segment. The Company’s Latin America business is now combined with and reported as part of the reinsurance segment.

The changes in reporting segments reflect changes in the Company’s monitoring of its underwriting operations and information regularly reviewed by the Company’s senior management. Segment disclosures for comparative periods have been re-presented to reflect the segment structure as of July 1, 2012.

Global Insurance Segment

The Company’s global insurance segment offers property and casualty excess of loss insurance from its offices in Bermuda, Dublin and London primarily to U.S. and international Fortune 1000 companies. Insurance offered from the Company’s U.S. offices is included within the U.S. insurance segment. Principal lines of business for this segment include aviation, excess liability, professional liability and property.

U.S. Insurance Segment

The Company’s U.S. insurance segment offers property and casualty insurance coverage from its offices in the United States primarily to Fortune 3000 companies. Principal lines of business for this segment include general/excess liability, marine, professional liability and property.

Reinsurance Segment

The Company’s reinsurance segment offers property and casualty quota share and excess of loss reinsurance from its offices in Bermuda, Bogotà, Buenos Aires, Dublin, London, Rio de Janeiro and the United States to insurance and reinsurance companies worldwide. Principal lines of business for this segment include agriculture, auto, aviation, credit/surety, general casualty, marine & energy, medical malpractice, professional liability, property, whole account and workers’ compensation.

Alterra at Lloyd’s Segment

The Company’s Alterra at Lloyd’s segment offers property and casualty quota share and excess of loss insurance and reinsurance from its offices in London, Dublin and Zurich, primarily to medium-to large-sized international clients. Principal lines of business for this segment include accident & health, agriculture, aviation, financial institutions, international casualty, marine, professional liability and property.

Life and Annuity Reinsurance Segment

The Company’s life and annuity reinsurance segment previously offered reinsurance products that focused on blocks of life and annuity business, which took the form of co-insurance transactions whereby the risks are reinsured on the same basis as the original policies. In 2010 the Company determined not to write any new life and annuity contracts in the foreseeable future.

Corporate

The Company also has a corporate function that includes the Company’s investment and financing activities.

Invested assets are managed on an aggregated basis, and investment income and realized and unrealized gains on investments are not allocated to the property and casualty segments. Because of the longer duration of liabilities on life and annuity reinsurance business, and the accretion of the discounted carrying value of life and annuity benefits, investment returns are important in evaluating the profitability of this segment. Consequently, the Company allocates investment returns from the consolidated portfolio to the life and annuity reinsurance segment.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

The allocation is based on a notional allocation of invested assets from the consolidated portfolio using durations that are determined based on estimated cash flows for the life and annuity reinsurance segment. The balance of investment returns from this consolidated portfolio is allocated to the corporate function for the purposes of segment reporting.

Operations by Segment

Management monitors the performance of all segments, other than life and annuity reinsurance, on the basis of underwriting income, loss ratio, acquisition cost ratio, general and administrative expense ratio and combined ratio, along with other metrics. Management monitors the performance of the life and annuity reinsurance segment on the basis of income before taxes for the segment, which includes revenue from net premiums earned and allocated net investment income, and expenses from claims and policy benefits, acquisition costs and general and administrative expenses.

A summary of operations by segment for the years ended December 31, 2012, 2011 and 2010 follows:

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

	Property & Casualty					Life & Annuity Reinsurance (a)	Corporate	Consolidated
2012	Global Insurance	U.S. Insurance	Reinsurance	Alterra at Lloyd’s	Total
Gross premiums written	$371,638	$399,061	$898,453	$299,458	$1,968,610	$2,848	$—	$1,971,458
Reinsurance premiums ceded	(189,330)	(217,964)	(171,285)	(72,789)	(651,368)	(331)	—	(651,699)

Net premiums written	$182,308	$181,097	$727,168	$226,669	$1,317,242	$2,517	$—	$1,319,759

Earned premiums	$373,918	$394,870	$911,019	$280,030	$1,959,837	$2,848	$—	$1,962,685
Earned premiums ceded	(188,416)	(200,007)	(142,870)	(65,838)	(597,131)	(331)	—	(597,462)

Net premiums earned	185,502	194,863	768,149	214,192	1,362,706	2,517	—	1,365,223
Net losses and loss expenses	(111,940)	(206,862)	(444,321)	(163,322)	(926,445)	—	—	(926,445)
Claims and policy benefits	—	—	—	—	—	(55,582)	—	(55,582)
Acquisition costs	(974)	(23,184)	(187,078)	(38,861)	(250,097)	(316)	—	(250,413)
General and administrative expenses	(27,593)	(46,658)	(71,633)	(33,015)	(178,899)	(303)	—	(179,202)
Other income	816	81	9,296	8	10,201	—	—	10,201

Underwriting income (loss)	$45,811	$(81,760)	$74,413	$(20,998)	$17,466	n/a	—	n/a
Net investment income						55,193	163,771	218,964
Net realized and unrealized gains on investments							70,886	70,886
Net impairment losses recognized in earnings							(6,908)	(6,908)
Corporate other income							100	100
Interest expense							(35,644)	(35,644)
Net foreign exchange gains							160	160
Merger and acquisition expenses							(3,289)	(3,289)
Corporate general and administrative expenses							(52,360)	(52,360)

Income before taxes						$1,509	$136,716	$155,691

Loss ratio (b)	60.3%	106.2%	57.8%	76.3%	68.0%
Acquisition cost ratio (c)	0.5%	11.9%	24.4%	18.1%	18.4%
General and administrative expense ratio (d)	14.9%	23.9%	9.3%	15.4%	13.1%

Combined ratio (e)	75.7%	142.0%	91.5%	109.8%	99.5%

(a)	Loss ratio and combined ratio are not provided for the life and annuity reinsurance segment as the Company believes these ratios are not appropriate measures for evaluating the profitability of life and annuity underwriting.
(b)	Loss ratio is calculated by dividing net losses and loss expenses by net premiums earned.
(c)	Acquisition cost ratio is calculated by dividing acquisition costs by net premiums earned.
(d)	General and administrative expense ratio is calculated by dividing general and administrative expenses by net premiums earned.
(e)	Combined ratio is calculated by dividing the sum of net losses and loss expenses, acquisition costs and general and administrative expenses by net premiums earned.
n/a	Not applicable.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

	Property & Casualty					Life & Annuity Reinsurance (a)	Corporate	Consolidated
2011	Global Insurance	U.S. Insurance	Reinsurance	Alterra at Lloyd’s	Total
Gross premiums written	$365,761	$374,696	$907,186	$253,067	$1,900,710	$3,356	$—	$1,904,066
Reinsurance premiums ceded	(181,454)	(142,566)	(83,984)	(63,708)	(471,712)	(365)	—	(472,077)

Net premiums written	$184,307	$232,130	$823,202	$189,359	$1,428,998	$2,991	$—	$1,431,989

Earned premiums	$364,087	$337,041	$916,688	$224,665	$1,842,481	$3,356	$—	$1,845,837
Earned premiums ceded	(175,348)	(113,718)	(70,510)	(60,922)	(420,498)	(365)	—	(420,863)

Net premiums earned	188,739	223,323	846,178	163,743	1,421,983	2,991	—	1,424,974
Net losses and loss expenses	(91,753)	(153,558)	(541,959)	(158,323)	(945,593)	—	—	(945,593)
Claims and policy benefits	—	—	—	—	—	(59,382)	—	(59,382)
Acquisition costs	517	(36,404)	(187,853)	(36,805)	(260,545)	(557)	—	(261,102)
General and administrative expenses	(28,377)	(45,171)	(85,019)	(31,304)	(189,871)	(648)	—	(190,519)
Other income	686	279	1,225	1,204	3,394	382	—	3,776

Underwriting income (loss)	$69,812	$(11,531)	$32,572	$(61,485)	$29,368	n/a	—	n/a
Net investment income						48,534	186,312	234,846
Net realized and unrealized losses on investments						(10,408)	(27,931)	(38,339)
Net impairment losses recognized in earnings							(2,945)	(2,945)
Corporate other income							1,620	1,620
Interest expense							(43,688)	(43,688)
Net foreign exchange losses							(1,312)	(1,312)
Corporate general and administrative expenses							(66,555)	(66,555)

(Loss) income before taxes						$(19,088)	$45,501	$55,781

Loss ratio (b)	48.6%	68.8%	64.0%	96.7%	66.5%
Acquisition cost ratio (c)	(0.3)%	16.3%	22.2%	22.5%	18.3%
General and administrative expense ratio (d)	15.0%	20.2%	10.0%	19.1%	13.4%

Combined ratio (e)	63.4%	105.3%	96.3%	138.3%	98.2%

(a)	Loss ratio and combined ratio are not provided for the life and annuity reinsurance segment as the Company believes these ratios are not appropriate measures for evaluating the profitability of life and annuity underwriting.
(b)	Loss ratio is calculated by dividing net losses and loss expenses by net premiums earned.
(c)	Acquisition cost ratio is calculated by dividing acquisition costs by net premiums earned.
(d)	General and administrative expense ratio is calculated by dividing general and administrative expenses by net premiums earned.
(e)	Combined ratio is calculated by dividing the sum of net losses and loss expenses, acquisition costs and general and administrative expenses by net premiums earned.
n/a	Not applicable.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

	Property & Casualty					Life & Annuity Reinsurance (a)	Corporate	Consolidated
2010	Global Insurance	U.S. Insurance	Reinsurance	Alterra at Lloyd’s	Total
Gross premiums written	$370,120	$323,990	$531,912	$179,774	$1,405,796	$4,935	$—	$1,410,731
Reinsurance premiums ceded	(170,608)	(98,576)	(64,131)	(37,448)	(370,763)	(400)	—	(371,163)

Net premiums written	$199,512	$225,414	$467,781	$142,326	$1,035,033	$4,535	$—	$1,039,568

Earned premiums	$391,716	$311,950	$705,398	$164,648	$1,573,712	$4,935	$—	$1,578,647
Earned premiums ceded	(173,123)	(125,218)	(71,627)	(35,793)	(405,761)	(400)	—	(406,161)

Net premiums earned	218,593	186,732	633,771	128,855	1,167,951	4,535	—	1,172,486
Net losses and loss expenses	(128,823)	(118,337)	(352,491)	(55,190)	(654,841)	—	—	(654,841)
Claims and policy benefits	—	—	—	—	—	(65,213)	—	(65,213)
Acquisition costs	(3,381)	(28,444)	(132,831)	(22,447)	(187,103)	(361)	—	(187,464)
General and administrative expenses	(28,615)	(36,015)	(70,639)	(23,965)	(159,234)	(2,964)	—	(162,198)
Other income	760	507	—	2,534	3,801	286	—	4,087

Underwriting income	$58,534	$4,443	$77,810	$29,787	$170,574	n/a	—	n/a
Net investment income						49,785	172,673	222,458
Net realized and unrealized gains on investments						11,358	5,514	16,872
Net impairment losses recognized in earnings							(2,645)	(2,645)
Corporate other income							721	721
Interest expense							(28,275)	(28,275)
Net foreign exchange gains							115	115
Merger and acquisition expenses							48,776	48,776
Corporate general and administrative expenses							(58,388)	(58,388)

(Loss) income before taxes						$(2,574)	$138,491	$306,491

Loss ratio (b)	58.9%	63.4%	55.6%	42.8%	56.1%
Acquisition cost ratio (c)	1.5%	15.2%	21.0%	17.4%	16.0%
General and administrative expense ratio (d)	13.1%	19.3%	11.1%	18.6%	13.6%

Combined ratio (e)	73.6%	97.9%	87.7%	78.8%	85.7%

(a)	Loss ratio and combined ratio are not provided for the life and annuity reinsurance segment as the Company believes these ratios are not appropriate measures for evaluating the profitability of life and annuity underwriting.
(b)	Loss ratio is calculated by dividing net losses and loss expenses by net premiums earned.
(c)	Acquisition cost ratio is calculated by dividing acquisition costs by net premiums earned.
(d)	General and administrative expense ratio is calculated by dividing general and administrative expenses by net premiums earned.
(e)	Combined ratio is calculated by dividing the sum of net losses and loss expenses, acquisition costs and general and administrative expenses by net premiums earned.
n/a	Not applicable.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

The Company’s clients are located in three geographic regions: North America, Europe and the rest of the world. Property and casualty gross premiums written and reinsurance premiums ceded by geographic region for the years ended December 31, 2012, 2011 and 2010 were:

2012	North America	Europe	Rest of the world	Total
Gross premiums written	$1,448,206	$316,496	$203,908	$1,968,610
Reinsurance ceded	(467,373)	(113,937)	(70,058)	(651,368)

	$980,833	$202,559	$133,850	$1,317,242

2011	North America	Europe	Rest of the world	Total
Gross premiums written	$1,402,372	$306,004	$192,334	$1,900,710
Reinsurance ceded	(344,833)	(93,693)	(33,186)	(471,712)

	$1,057,539	$212,311	$159,148	$1,428,998

2010	North America	Europe	Rest of the world	Total
Gross premiums written	$1,061,853	$207,099	$136,844	$1,405,796
Reinsurance ceded	(292,845)	(59,196)	(18,722)	(370,763)

	$769,008	$147,903	$118,122	$1,035,033

The largest client in each of the years ended December 31, 2012, 2011 and 2010 accounted for 2.1%, 3.5% and 1.8% of the Company’s property and casualty gross premiums written, respectively.

Life and annuity gross premiums written and reinsurance premiums ceded by geographic region for the years ended December 31, 2012, 2011 and 2010 was:

2012	North America	Europe	Total
Gross premiums written	$2,848	$—	$2,848
Reinsurance ceded	(331)	—	(331)

	$2,517	$—	$2,517

2011
Gross premiums written	$3,356	$—	$3,356
Reinsurance ceded	(365)	—	(365)

	$2,991	$—	$2,991

2010
Gross premiums written	$3,800	$1,135	$4,935
Reinsurance ceded	(400)	—	(400)

	$3,400	$1,135	$4,535

The largest client in each of the years ended December 31, 2012, 2011 and 2010 accounted for 45.6%, 45.6% and 36.5%, respectively, of the Company’s life and annuity reinsurance gross premiums written.

There were no new life and annuity transactions written in the years ended December 31, 2012, 2011 and 2010.

ALTERRA CAPITAL HOLDINGS LIMITED

21. QUARTERLY FINANCIAL RESULTS (unaudited)

Quarterly financial results by quarter for the years ended December 31, 2012, 2011 and 2010 were:

2012	March 31	June 30	September 30	December 31
Revenues
Gross premiums written	$661,330	$566,857	$386,228	$357,043

Net premiums earned	$338,175	$350,778	$332,638	$343,632
Net investment income	58,678	54,729	53,518	52,039
Net realized and unrealized gains on investments	25,493	13,481	20,436	11,476
Net impairment losses recognized in earnings	(5,369)	(570)	(592)	(377)
Other income	5,362	1,928	1,586	1,425

Total revenues	422,339	420,346	407,586	408,195

Losses and expenses
Net losses and loss expenses	206,029	196,764	228,529	295,123
Claims and policy benefits	13,466	13,272	11,838	17,006
Acquisition costs	59,724	62,171	61,923	66,595
Interest expense	8,628	9,635	9,026	8,355
Net foreign exchange (gains) losses	(32)	25	(82)	(71)
Merger and acquisition expenses	—	—	—	3,289
General and administrative expenses	60,082	58,777	57,515	55,188

Total losses and expenses	347,897	340,644	368,749	445,485

Income (loss) before taxes	$74,442	$79,702	$38,837	$(37,290)

Income tax (benefit) expense	(4,582)	762	1,185	14,520

Net income (loss)	$79,024	$78,940	$37,652	$(51,810)

Basic earnings (loss) per share	$0.78	$0.79	$0.39	$(0.54)

Diluted earnings (loss) per share	$0.77	$0.78	$0.38	$(0.54)

ALTERRA CAPITAL HOLDINGS LIMITED

2011	March 31	June 30	September 30	December 31
Revenues
Gross premiums written	$627,848	$563,907	$386,328	$325,983

Net premiums earned	$379,887	$348,941	$347,042	$349,104
Net investment income	57,766	59,665	60,335	57,080
Net realized and unrealized losses on investments	(18,818)	(5,774)	(7,972)	(5,775)
Net impairment losses recognized in earnings	(1,029)	(353)	(861)	(702)
Other income	1,315	591	1,473	2,017

Total revenues	419,121	403,070	400,017	401,724

Losses and expenses
Net losses and loss expenses	304,406	211,133	198,521	231,533
Claims and policy benefits	14,710	15,570	14,538	14,564
Acquisition costs	70,608	64,680	61,434	64,380
Interest expense	8,459	10,630	11,303	13,296
Net foreign exchange (gains) losses	(878)	3,090	(147)	(753)
General and administrative expenses	71,203	69,659	61,555	54,657

Total losses and expenses	468,508	374,762	347,204	377,677

Income (loss) before taxes	$(49,387)	$28,308	$52,813	$24,047

Income tax (benefit) expense	(2,700)	(4,327)	4,427	(6,901)

Net income (loss)	$(46,687)	$32,635	$48,386	$30,948

Basic earnings (loss) per share	$(0.44)	$0.31	$0.46	$0.30

Diluted earnings (loss) per share	$(0.44)	$0.30	$0.46	$0.30

ALTERRA CAPITAL HOLDINGS LIMITED

SCHEDULE I

Condensed Summary of Investments

Other Than Investments in Related Parties

as of December 31, 2012

(Expressed in thousands of U.S. Dollars)

Type of investment	Cost (1)	Fair Value	Amount at which shown in the balance sheet (2)
Fixed maturities
U.S. government and agencies	$883,745	$916,851	$913,009
Non-U.S. government agencies	761,118	926,806	774,555
Corporate securities	2,768,124	2,968,913	2,906,965
Municipal securities	243,025	273,336	273,336
Asset-backed securities	372,896	372,022	372,021
Residential mortgage-backed securities	1,178,354	1,234,670	1,234,670
Commercial mortgage-backed securities	416,238	454,259	454,259

Total fixed maturities	6,623,500	7,146,857	6,928,815
Other investments		316,955	316,955

Total (3)		$7,463,812	$7,245,770

(1)	Original cost of fixed maturities reduced by repayments and adjusted for amortization of premiums or accretion of discounts.
(2)

Fixed maturity securities classified as held to maturity are shown in the balance sheet at amortized cost. Fixed maturity securities classified as trading or available for sale are shown in the balance sheet at fair value.

(3)	Excludes the Company’s investments accounted for using the equity method of accounting. All of the Company’s equity method investments are with related parties.

See accompanying report of independent registered public accounting firm

ALTERRA CAPITAL HOLDINGS LIMITED

SCHEDULE II

Condensed Financial Information of Registrant

Balance Sheets—Parent Company only

December 31, 2012 and 2011

(Expressed in thousands of U.S. Dollars, except per share amounts)

	2012	2011
Assets
Cash and cash equivalents	$54,623	$13,978
Investments in subsidiaries	2,784,195	2,954,589
Due from affiliated companies	128,318	—
Other assets	793	905

Total Assets	$2,967,929	$2,969,472

Liabilities
Due to affiliated companies	112,574	145,873
Accounts payable and accrued expenses	15,633	14,364

Total Liabilities	128,207	160,237

Shareholders’ Equity
Common shares (par value $1.00 per share) 96,059,695 (2011—102,101,950) shares issued and outstanding	96,060	102,102
Additional paid-in capital	1,721,241	1,847,034
Accumulated other comprehensive income	244,172	166,957
Retained earnings	778,249	693,142

Total Shareholders’ Equity	2,839,722	2,809,235

Total Liabilities and Shareholders’ Equity	$2,967,929	$2,969,472

See accompanying report of independent registered public accounting firm

ALTERRA CAPITAL HOLDINGS LIMITED

Condensed Financial Information of Registrant

Statements of Operations—Parent Company only

For the years ended December 31, 2012, 2011 and 2010

(Expressed in thousands of U.S. Dollars)

	2012	2011	2010
Revenue
Net investment income and equity in net earnings of affiliates	$183,263	$100,599	$266,315
Net realized and unrealized losses on investments	—	—	(10,421)
Expenses
Interest expense	1,692	1,750	945
General and administrative expenses	37,765	33,567	(47,386)

Net Income	$143,806	$65,282	$302,335

See accompanying report of independent registered public accounting firm

ALTERRA CAPITAL HOLDINGS LIMITED

Condensed Financial Information of Registrant

Statements of Cash Flows—Parent Company only

For the years ended December 31, 2012, 2011 and 2010

(Expressed in thousands of U.S. Dollars)

	2012	2011	2010
Operating activities:
Net income	$143,806	$65,282	$302,335
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock based compensation	2,928	14,081	27,467
Other assets	112	(198)	13
Accounts payable and accrued expenses	1,269	3,481	6,592
Due (from) to affiliated companies	(161,616)	(138,208)	134,165
Equity in net earnings of affiliates	(183,263)	(100,670)	(266,421)
Negative goodwill gain	—	—	(95,788)

Net cash (used in) provided by operating activities	(196,764)	(156,232)	108,363
Investing activities:
Investments in subsidiaries	—	(55,000)	—
Dividends received	250,000	175,000	350,000
Return of capital	200,000	275,000	125,000

Net cash provided by investing activities	450,000	395,000	475,000
Financing activities:
Net proceeds from issuance of common shares	4,419	4,009	1,478
Repurchase of common shares	(158,688)	(225,089)	(207,764)
Dividends paid	(58,322)	(54,456)	(349,495)

Net cash used in financing activities	(212,591)	(275,536)	(555,781)
Increase (decrease) in cash and cash equivalents	40,645	(36,768)	27,582
Cash and cash equivalents, beginning of year	13,978	50,746	23,164

Cash and cash equivalents, end of year	$54,623	$13,978	$50,746

See accompanying report of independent registered public accounting firm

ALTERRA CAPITAL HOLDINGS LIMITED

SCHEDULE III

Supplementary Insurance Information

December 31, 2012, 2011 and 2010

(Expressed in thousands of U.S. Dollars)

Year ended December 31, 2012
	Deferred Acquisition Costs	Reserve for Losses and Loss Expenses	Unearned Premiums	Net Premiums Earned	Net Investment Income	Losses and Loss Expense and Claims and Policy Benefits	Amortization of Deferred Acquisition Costs	Net Premiums Written	Other Operating Expense
Global Insurance	$(8,392)	$1,371,737	$159,826	$185,502	$—	$111,940	$974	$182,308	$27,593
U.S. Insurance	24,931	583,246	187,102	194,863	—	206,862	23,184	181,097	46,658
Reinsurance	104,095	2,220,418	560,937	768,149	—	444,321	187,078	727,168	71,633
Alterra at Lloyd’s	22,104	514,943	123,767	214,192	—	163,322	38,861	226,669	33,015
Life & Annuity Reinsurance	3,590	1,159,545	—	2,517	55,193	55,582	316	2,517	303
Not allocated to segments	—	—	—	—	163,771	—	—	—	55,489

Total	$146,328	$5,849,889	$1,031,632	$1,365,223	$218,964	$982,027	$250,413	$1,319,759	$234,691

Year ended December 31, 2011
	Deferred Acquisition Costs	Reserve for Losses and Loss Expenses	Unearned Premiums	Net Premiums Earned	Net Investment Income	Losses and Loss Expense and Claims and Policy Benefits	Amortization of Deferred Acquisition Costs	Net Premiums Written	Other Operating Expense
Global Insurance	$(12,210)	$1,285,983	$166,461	$188,739	$—	$91,753	$(517)	$184,307	$28,377
U.S. Insurance	15,154	357,066	197,296	223,323	—	153,558	36,404	232,130	45,171
Reinsurance	122,771	2,122,446	559,432	846,178	—	541,959	187,853	823,202	85,019
Alterra at Lloyd’s	14,078	451,043	97,450	163,743	—	158,323	36,805	189,359	31,304
Life & Annuity Reinsurance	6,057	1,190,697	—	2,991	48,534	59,382	557	2,991	648
Not allocated to segments	—	—	—	—	186,312	—	—	—	67,867

Total	$145,850	$5,407,235	$1,020,639	$1,424,974	$234,846	$1,004,975	$261,102	$1,431,989	$258,386

ALTERRA CAPITAL HOLDINGS LIMITED

Year ended December 31, 2010
	Deferred Acquisition Costs	Reserve for Losses and Loss Expenses	Unearned Premiums	Net Premiums Earned	Net Investment Income	Losses and Loss Expense and Claims and Policy Benefits	Amortization of Deferred Acquisition Costs	Net Premiums Written	Other Operating Expense
Global Insurance	$(7,809)	$1,305,801	$153,837	$218,593	$—	$128,823	$3,381	$199,512	$28,615
U.S. Insurance	18,698	261,334	145,285	186,732	—	118,337	28,444	225,414	36,015
Reinsurance	81,734	2,046,095	539,455	633,771	—	352,491	132,831	467,781	70,639
Alterra at Lloyd’s	12,728	292,904	66,910	128,855	—	55,190	22,447	142,326	23,965
Life & Annuity Reinsurance	6,550	1,275,580	—	4,535	49,785	65,213	361	4,535	2,964
Not allocated to segments	—	—	—	—	172,673	—	—	—	9,497

Total	$111,901	$5,181,714	$905,487	$1,172,486	$222,458	$720,054	$187,464	$1,039,568	$171,695

See accompanying report of independent registered public accounting firm

ALTERRA CAPITAL HOLDINGS LIMITED

SCHEDULE IV

Reinsurance

December 31, 2012, 2011 and 2010

(Expressed in thousands of U.S. Dollars)

	Direct Gross Premium	Ceded to Other Companies	Assumed from Other Companies	Net Amount	Percentage of Amount Assumed to Net
Year ended December 31, 2012	$884,708	$651,699	$1,086,750	$1,319,759	82%
Year ended December 31, 2011	$827,899	$472,077	$1,076,167	$1,431,989	75%
Year ended December 31, 2010	$764,746	$371,163	$645,985	$1,039,568	62%

See accompanying report of independent registered public accounting firm